                                                          Final Executed Version




                                LOAN AGREEMENT


                                    between


                 FAIRFIELD INN BY MARRIOTT LIMITED PARTNERSHIP


                                      and


                       NOMURA ASSET CAPITAL CORPORATION



                         Dated as of January 13, 1997

                                TABLE OF CONTENTS

                                                                         Page
                                                                         ----
                                   ARTICLE I

DEFINITIONS..............................................................  1
         Section 1.1  Definitions........................................  1


                                  ARTICLE II

PROVISIONS CONCERNING THE ACCOUNTS AND PLEDGED PROPERTY.................. 18
         Section 2.1       Cash Management Procedures.................... 18
         Section 2.2       Right to Contest.............................. 18
         Section 2.3       Defeasance.................................... 19
         Section 2.4       Sale of all the Properties.................... 23
         Section 2.5       Change of Control............................. 24
         Section 2.6       Partial Release after the Optional
                             Prepayment Date............................. 24


                                 ARTICLE III

PAYMENTS................................................................ 25
         Section 3.1       Payments on the Note......................... 25
         Section 3.2       Interest..................................... 25
         Section 3.3       Payments without Deduction, etc.............. 26
         Section 3.4       Periodic Payments............................ 26


                                  ARTICLE IV

DEFAULT; REMEDIES; ENFORCEMENT.......................................... 27
         Section 4.1A     Events of Default............................. 27
         Section 4.1B     Event of Default Cure......................... 30
         Section 4.2      Remedies...................................... 30
         Section 4.3      Remedies Cumulative; Delay or Omission
                            Not a Waiver................................ 31


                                   ARTICLE V

REPRESENTATIONS, WARRANTIES AND COVENANTS............................... 32
         Section 5.1      Representations and Warranties of the
                            Borrower.................................... 32
         Section 5.2      Affirmative Covenants......................... 39
         Section 5.3      Negative Covenants............................ 45
         Section 5.3A     General Partner Covenant...................... 47
         Section 5.4      Further Assurances............................ 48
         Section 5.5      Representations, Warranties and Covenants
                            of NACC..................................... 48
         Section 5.6      Other......................................... 49

                                   ARTICLE VI

SECURITIZATION.......................................................... 49
         Section 6.1      Securitizazion................................ 49


                                   ARTICLE VII

PAYMENT OF FEES AND EXPENSES; INDEMNIFICATION........................... 51
         Section 7.1      Fees and Expenses............................. 52
         Section 7.2      Indemnification............................... 53


                                  ARTICLE V

IMMUNITY ............................................................... 55
         Section 8.1      Partners, Employees and Agents of the
                             Borrower Immune from Liability............. 55


                                   ARTICLE IX

MISCELLANEOUS PROVISIONS................................................ 55
         Section 9.1      Notices....................................... 55
         Section 9.2      Benefit of Agreement.......................... 56
         Section 9.3      Governing Law................................. 56
         Section 9.4      Counterparts.................................. 56
         Section 9.5      Index, Descriptive Headings................... 57
         Section 9.6      Amendment or Waiver; Integration.............. 57
         Section 9.7      Survival of Representations and
                            Warranties; Reliance........................ 57
         Section 9.8      Returned Payments............................. 57
         Section 9.9      Jurisdiction and Service; Waiver of Jury
                            Trial....................................... 58
         Section 9.10     Enforceability................................ 58
         Section 9.11     Conflicting Terms............................. 58
         Section 9.12     Relationship of Parties....................... 59


Exhibit A   -   ADA Compliance Work and Deferred Maintenance Work
Exhibit B   -   Cash Management Procedures
Exhibit C   -   Environmental Remediation Work
Exhibit D   -   Permitted Investments
Exhibit E   -   Properties and Addresses
Exhibit F   -   Release Price
Exhibit G   -   Organizational Structure of the Borrower
Exhibit H   -   Operating Budget
Exhibit I   -   Capital Budget
Exhibit J   -   Financial Statements
Exhibit K   -   General Partner Agreement
Schedule 1  -   Disclosure Report
Schedule 2  -   Ground Leases

                                                                    Exhibit 10.g

      LOAN AGREEMENT, dated as of January 13, 1997, between Fairfield Inn by Marriott Limited Partnership, a Delaware limited partnership (the "Borrower"),
                                                                   --------
and Nomura Asset Capital Corporation ("NACC") (together with its assigns and successors, the "Lender").
                 ------


                              W I T N E S S E T H:
                              - - - - - - - - - -


     WHEREAS, the Borrower wishes to obtain a loan from the Lender in the principal amount of One Hundred Sixty Five Million Four Hundred Thousand Dollars ($165,400,000) to, among other things, (i) satisfy all existing debt secured by the Properties (as hereinafter defined) and, (ii) to the extent of any remaining proceeds, (a) provide initial funding for reserves for deferred maintenance, environmental remediation, compliance with the Americans With Disabilities Act of 1990, replacement of furniture, fixtures and equipment and capital improvements, (b) pay the costs of completing the transactions contemplated hereby, (c) provide working capital to the Borrower and (d) for such other purposes as the Borrower shall deem necessary or desirable, and the Lender is willing to make such loan to the Borrower on the terms and conditions hereinafter set forth; and

     WHEREAS, such loan is to be evidenced by the Note (as hereinafter defined) and secured by, inter alia, the Mortgages (as hereinafter defined),
                ----- ----

     NOW, THEREFORE, in consideration of the above-mentioned premises and the agreements, representations and warranties hereafter set forth, the Borrower and the Lender agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

     Section 1.1  Definitions.  For all purposes of this Agreement, except as
                  -----------
otherwise expressly provided or unless the context otherwise requires:

     (a) the terms defined in this Section have the meanings assigned to them in this Section, and include the plural as well as the singular;

     (b) the words "herein," "hereof," "hereto" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

     (c) all references to any agreement or instrument shall be to that agreement or instrument as in effect from time to time, including any amendments, consolidations, replacements, restatements, modifications and supplements thereto;

     (d) all terms defined in this Section with reference to the Cash Management Procedures shall continue in effect after the termination of such Cash Management Procedures in accordance with the terms thereof;

     (e) all references to "Section(s)" and "Exhibit(s)" shall mean the Section(s) of and Exhibit(s) annexed to this Agreement unless expressly stated to be Section(s) or Exhibit(s) of the Cash Management Procedures; and

     (f) certain terms defined in this Section appear only in this Agreement and not in the Cash Management Procedures and vice versa.

     "Accounting Period" means, initially, each accounting period of four
      -----------------
consecutive weeks having the same beginning and ending dates as the Manager's corresponding four week accounting periods, except that the last Accounting Period in a Fiscal Year may be longer than four consecutive weeks when and to the extent necessary to conform the accounting system to the calendar, or if the accounting year on the basis of which the Properties are operated is changed to a calendar year or a conventional 365-day fiscal year, "Accounting Period" shall mean each calendar month in such fiscal year.

     "Accounting Quarter" means, initially, three (or, in the case of the last
      ------------------
Accounting Quarter in any Fiscal Year, four) consecutive Accounting Periods, ending on the last day of the third, sixth, ninth and last Accounting Period in each Fiscal Year, or, if the accounting year on the basis of which the Properties are operated is changed to a calendar year or a conventional 365-day fiscal year, "Accounting Quarter" shall mean each of the fiscal quarters in such fiscal year (i.e., there shall be four consecutive Accounting Quarters of three
             ----
months each).

     "Action" means any action, suit, claim, arbitration, governmental
      ------
investigation or other proceeding.

     "ADA Compliance Work" means the repairs, improvements and replacements to
      -------------------
the Properties to be made to comply with the Americans with Disabilities Act of 1990, as amended from time to time, in the amounts more particularly described on Exhibit A annexed hereto.
   ---------

     "Additional Capital Expenditures" has the meaning set forth in Section 8.3
      -------------------------------
of the Cash Management Procedures.

     "Adjusted Rate" means the rate determined on the Optional Prepayment Date
      -------------
and on each anniversary thereof as the greater of (xx) the Base Rate plus 2% per annum and (yy) the yield, calculated by linear interpolation (rounded to three decimal places), of the yields of United States Treasury Constant Maturities with the terms (one longer and one shorter) most nearly approximating those of U.S. Obligations having maturities as close as possible to the tenth anniversary of the Optional Prepayment Date, as determined by the Lender on the basis of Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Governmental Security/Treasury Constant Maturities, or other recognized source of financial market information selected by the Lender in each case on the last Business Day of the week immediately prior to the Optional Prepayment Date and each subsequent anniversary thereof, as the case may be, plus 3.775% per annum.

     "Affiliate" means, with respect to any Person, any individual, corporation,
      ---------
partnership, limited liability company, trust or other entity of whatever nature which controls, is controlled by or is under common control with, such Person, including, without limitation, (a) any officer or director of any of the foregoing and (b) any partner, member or shareholder that controls any of the foregoing, and "control" shall mean ownership of more than twenty-five percent (25%) of all of the voting stock of a corporation or more than twenty-five percent (25%) of all of the legal and beneficial interests in any other entity or the possession of the power, directly or indirectly, to direct or cause the direction of the management and policy of a corporation or other entity, whether through the ownership of voting securities, common directors or officers, the contractual right to manage the business affairs of such entity, or otherwise.

     "Agreement" means this Loan Agreement.
      ---------

     "Annual Plan" has the meaning set forth in Section 5.2(d)(vi).
      -----------

     "Bankruptcy Custodian" has the meaning set forth in Section 4.1A(g)(A)(2).
      --------------------

     "Base Rate" means 8.40% per annum.
      ---------

     "Base Rate Interest" means interest on the Note at the Base Rate or the
      ------------------
Default Rate, as applicable, then due and payable for the applicable Debt Service Period.

     "Best Knowledge" means with respect to any provision, knowledge of
      --------------
information obtained by the Borrower or any officer or director of the General Partner.

     "Borrower" means Fairfield Inn by Marriott Limited Partnership.
      --------

     "Business Day" means a day on which banks and foreign exchange markets are
      ------------
open for business in New York, New York.

     "Capital Budget" has the meaning set forth in Section 5.2(d)(vi).
      --------------

     "Capital Expenditure and FF&E Reserve Account" means the account
      --------------------------------------------
established pursuant to Section 8.1 of the Cash Management Procedures.

     "Capital and FF&E Expenditures" means the expenditures of amounts for the
      -----------------------------
purpose of the Repairs and Equipment Reserve, as such term in defined in the Management Agreement.

     "Cash Collateral Account" means the account established and held by the
      -----------------------
Servicer pursuant to Section 4.1 of the Cash Management Procedures.

     "Cash Management Procedures" means the provisions of Exhibit B.
      --------------------------                          ---------

     "Change of Control" means any transfer of (i) an equity interest in the
      -----------------
General Partner, (ii) the General Partner's interest in the Borrower or (iii) any interest of a limited partner in the Borrower such that as a result of such transfer and any other transfers of limited partnership interests prior to the date of determination, any person other than Host Marriott, directly or indirectly, holds more than 49% of the limited partnership interests in the Borrower.

     "Closing Date" means the date of execution and delivery of this Agreement.
      ------------

     "Condemnation Proceeds" has the meaning set forth in the applicable
      ---------------------
Mortgage.

     "CPI Percentage" means, for any fiscal year, the percentage by which the
      --------------
"Consumer Price Index for All Urban Consumers (CPI-U); U.S. City Average, 1982-84 = 100, All Items" (or appropriate substitute index if such index is no longer published) (the "CPI") for November of the preceding Fiscal Year exceeds the CPI for November 1996.

     "DCR" means Duff & Phelps Credit Rating Co.
      ---

     "Debt" means the obligations of the Borrower under the Transaction
      ----
Documents, together with all interest thereon, and all other sums, including, without limitation, fees, expenses, commissions, premiums and indemnities, which may or shall become due under any of the Transaction Documents, including the costs and expenses of enforcing any provision of the Transaction Documents that may be reimbursable thereunder.

     "Debt Service Coverage Ratio" means, as of any given date, the ratio of (i)
      ---------------------------
Net Operating Income for the 13 full Accounting Periods for which financial statements are required to be furnished to the Lender pursuant to Section 5.2(d)(ii) immediately preceding the date of calculation for the Property or Properties regarding which the calculation is being made (or 12 Accounting Periods in the case of a calendar year or 365 day Fiscal Year) to (ii) Debt Service Expense in respect of the 13 full Accounting Periods next succeeding such date (or 12 Accounting Periods in the case of a calendar year or 365 day Fiscal Year).

     "Debt Service Expense" means, in respect of any fiscal period, the
      --------------------
aggregate amount of scheduled interest and principal payable on (i) the Note,
(ii) Subordinate Debt and (iii) Indebtedness covered by Purchase Money Security Interests for such period. For the purpose of the calculation of Debt Service Expense for any period subsequent to the Optional Prepayment Date, the amount set forth in clause (i) above shall be computed based on the Monthly Debt Service Payment.

     "Debt Service Payment Date" means the 11th day of each calendar month or
      -------------------------
the next Business Day immediately thereafter.

     "Debt Service Period" means the period from and including the eleventh
      -------------------
(11th) day of the calendar month immediately preceding each Debt Service Payment Date to the tenth (10th) day of the calendar month in which such Debt Service Payment Date occurs.

     "Debt Service Reserve Account" has the meaning set forth in Section 5.1 of
      ----------------------------
the Cash Management Procedures.

     "Default Rate" means a rate per annum equal to the lesser of (aa) two
      ------------
percent (2%) above the Base Rate or Adjusted Rate, as applicable, and (bb) the maximum rate allowed by law.

     "Defeasance Collateral" has the meaning set forth in Section 2.3(a)(iv)(A).
      ---------------------

     "Defeasance Debt Service Coverage Ratio" has the meaning set forth in
      --------------------------------------
Section 2.3(f).

     "Defeasance Deposit" has the meaning set forth in Section 2.3(f).
      ------------------

     "Defeasance Security Agreement" has the meaning set forth in Section
      -----------------------------
2.3(a)(iv)(A).

     "Deferred Maintenance Work" means the repairs, improvements and
      -------------------------
replacements to the Properties in the amounts more particularly described on

Exhibit A hereto.
---------

     "Direct Manager Funds" has the meaning set forth in Section 12.5 of the
      --------------------
Cash Management Procedures.

     "Disclosure Report" means the schedule annexed hereto as Schedule 1.
      -----------------                                       ----------

     "Earthquake Restoration Cost" has the meaning set forth in Section 8.6 of
      ---------------------------
the Cash Management Procedures.

     "Earthquake Restoration Reserve Account"  has the meaning set forth in
      --------------------------------------
Section 8.6 of the Cash Management Procedures.

     "Earthquake Restoration Work" has the meaning set forth in Section 8.6 of
      ---------------------------
the Cash Management Procedures.

     "Eligible Account" means either (i) an account maintained with a federal or
      ----------------
state chartered depository institution or trust company, (a) if the funds therein are to be retained for more than 30 days, the long-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the long-term unsecured debt obligations of the holding company of which) are rated by each Rating Agency in one of its two highest rating categories (or such other ratings as will not result in the rating of any of the Securities being reduced below their respective ratings on the date determination is to be made and as to which the Rating Agencies may otherwise agree) at the time of the deposit therein, or
(b) if the funds therein are to be retained for less than 30 days, the short-term unsecured debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of the holding company of which), as the case may be, are rated not lower than A-1+ by S&P or the equivalent rating of the other Rating Agencies, or
(ii) a segregated trust account maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity, provided that such account is subject to fiduciary funds on deposit regulations (or internal guidelines) substantially similar to 12 C.F.R.
(S)9.10(b), or (iii) after the Securitization, an account in any other insured depository institution reasonably acceptable to the Servicer and the Trustee, so long as prior to the establishment of an account in any such other depository institution each of the Rating Agencies shall have delivered a Rating Comfort Letter with respect thereto.

     "Emergency Expenditures" means expenditures arising in the event of an
      ----------------------
emergency arising out of a fire or other casualty at an Inn, or other events, circumstances or conditions which give rise to safety or life threatening situations, to the extent such expenditures are necessary to protect the safety or welfare of guests and employees or to protect against further property damage to the Inn.

     "Entities" has the meaning set forth in Section 6.1(b).
      --------

     "Environmental Indemnity Agreement" means the environmental indemnity
      ---------------------------------
agreement, dated the Closing Date, from the Borrower to NACC.

     "Environmental Laws" has the meaning set forth in the Environmental
      ------------------
Indemnity Agreement.

     "Environmental Remediation Work" means the actions taken with respect to
      ------------------------------
the Properties set forth on Exhibit C.
                            ---------

     "Equipment Leases" means, with respect to each Property, the leases of
      ----------------
furniture, fixtures and equipment used in connection with the Properties.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended from time to time, and the rules and regulations promulgated thereunder.

     "ERISA Affiliate" means all members of a controlled group of corporations
      ---------------
and all trades and businesses (whether or not incorporated) under common control and all other entities which, together with the Borrower, are treated as a single employer under any or all of Sections 414(b), (c), (m) or (o) of the IRC.

     "Event of Default" has the meaning set forth in Section 4.1A.
      ----------------

     "Excess Cash Flow" means, for the period of determination, the difference
      ----------------
between (i) Net Operating Income and (ii) the sum of (A) the Monthly Debt Service Payments, (B) other Debt then due and payable to the Lender (other than payments required under Section 3.4(d)), (C) withdrawals from the Cash Collateral Account applied for the purposes set forth in clauses (A), (C), (D),
(E), (F), (G), (H) and (I) of Section 4.4 of the Cash Management Procedures or, if Section 7.10 of the Cash Management Procedures is applicable, clauses (B),
(C), (D) and (E) thereof and (D) an amount for each Fiscal Year equal to the lesser of (i) the aggregate amount of payments for, or reserves created for payment for, administrative expenses of the Borrower with respect to such Fiscal Year; or (ii) $450,000 for Fiscal Year 1997, which amount shall be increased by the CPI Percentage for each Fiscal Year thereafter.

     "Expense Deposit" has the meaning set forth in Section 7.1(c).
      ---------------

     "Fiscal Year" means January 1 of each year through and including December
      -----------
31 of such year except that, for purposes of calculating the Debt Service Coverage Ratio or any other calculation requiring reference to Gross Revenues, Net Operating Income or other amounts calculated with reference to the Accounting Periods, "Fiscal Year" shall mean the fiscal year of the Manager, as defined in the Management Agreement.

     "GAAP" means generally accepted accounting principles in the United States
      ----
of America (as such principles may change from time to time) applied on a consistent basis (except for changes in application in which the Borrower's independent certified public accountants concur), both as to classification of items and amounts.

     "General Partner" means Marriott FIBM One Corporation, a Delaware
      ---------------
corporation.

     "Governmental Authority" means any court, agency, authority, board
      ----------------------
(including, without limitation, environmental protection, planning and zoning), bureau, commission, department, office or instrumentality of any nature whatsoever of any governmental or quasi-governmental unit of the United States or the state, county or city where each Property is located or any political subdivision of any of the foregoing, whether now or hereafter in existence, or any officer or official thereof, having jurisdiction over the Borrower or the General Partner or any of the Properties or any portion thereof.

     "Grant" means to issue, grant, sell, remise, convey, assign, and/or
      -----
transfer.

     "Gross Revenues" means, with regard to the Properties, for any period, all
      --------------
revenues and receipts of every kind derived from or otherwise relating to the Properties and all departments and parts thereof during such period, including, but not limited to: income (from both cash and credit transactions), before commissions and discounts for prompt or cash payments, from rental of rooms, meeting rooms and space of every kind; license, lease and concession fees and rentals (not including gross receipts of licensees, lessees and concessionaires); income from vending, facsimile and copy machines; wholesale and retail sales of merchandise (except as otherwise provided in the Management Agreement), service charges, and proceeds, if any, from business interruption or other loss of income insurance, all determined in accordance with generally accepted accounting principles; excluding, however, (i) gratuities to employees of the Inns, (ii) federal, state or municipal excise, sales or use taxes or similar assessments or Impositions collected directly from patrons or guests or included as part of the sales price of any goods or services, (iii) Net Refinancing Proceeds or Net Sales Proceeds, (iv) proceeds from the sale of FF&E,
(v) interest received or accrued with respect to the funds in the FF&E Reserve or the other operating accounts of the Inns, or (vi) any refunds, rebates, discounts and credits of a similar nature, given, paid or returned in the course of obtaining Gross Revenues or components thereof (including, without limitation, commissions and discounts for prompt or cash payments).

     "Ground Leases" means the leases described in Schedule 2 hereto relating to
      -------------                                ----------
the Properties as the same may be amended, modified, supplemented or replaced from time to time in compliance with the Transaction Documents.

     "Ground Leases Subordination Agreement" means the Subordination, Estoppel,
      -------------------------------------
Consent and Amendment of Ground Leases, dated the Closing Date, between the Borrower, MII, Big Boy Properties, Inc. and Essex House Condominium Corporation.

     "Ground Rent" means the rental payments payable under the Ground Leases.
      -----------

     "Ground Rent Reserve Account" has the meaning set forth in Section 5.2 of
      ---------------------------
the Cash Management Procedures.

     "Host Marriott" means Host Marriott Corporation, a Delaware corporation.
      -------------

     "Impositions" has the meaning set forth in the applicable Mortgage.
      -----------

     "Indebtedness" means for any Person (a) obligations for borrowed money
      ------------
(including, without limitation, in the case of the Borrower, the Debt), (b) obligations under letters of credit, (c) obligations relating to Purchase Money Security Interests, (d) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now owned by such Person, (e) obligations for trade credit or acceptances incurred in the ordinary course of business which are 60 days past due, and (f) obligations of another Person of the type set forth in clauses (a) through (e) above which such Person has guaranteed or in respect of which such Person is liable, contingently or otherwise, including, without limitation, by way of agreement to purchase property or services, to provide funds to or otherwise invest in such other Person, or otherwise to assure a creditor of such other Person against loss.

     "Indemnified Parties" shall have the meaning set forth in Section 7.2(a).
      -------------------

     "Independent Director" means a person who is not, and has not within the
      --------------------
past five years been, (i) an officer, director, employee, partner, stockholder or beneficial-interest holder of the General Partner or the Borrower; (ii) an officer, director, employee, partner, member, beneficial-interest holder or stockholder of any Affiliate (as defined below) of the General Partner or the Borrower; (iii) a customer or supplier of the Borrower or any Affiliate thereof (other than a hotel guest or a customer or supplier that does not derive more than 10% of its revenues from its activities with the Borrower or any Affiliate thereof); or (iv) a spouse, parent, sibling, or child of any person described in
(i), (ii), or (iii); provided, however, that a person shall not be deemed to be
                     --------  -------
a director of an Affiliate solely by reason of such person being a director of a single-purpose entity which would otherwise be deemed an Affiliate. For the purpose of this definition alone, "Affiliate" means any person or entity (i) which owns beneficially, directly or indirectly, more than 10 percent of the outstanding shares of the common stock of the General Partner or which is otherwise in control of the General Partner, (ii) of which more than 10% of the outstanding voting securities are owned beneficially, directly or indirectly, by any person or entity described in clause (i) above, or (iii) which is controlled by, or under common control with, any person or entity described in clause (i) above; the terms "control" and "controlled by" shall have the meanings assigned to them in Rule 405 under the Securities Act of 1933.

     "Individual Material Adverse Effect" means a material adverse effect on the
      ----------------------------------
condition (financial or otherwise), business, prospects, assets, liabilities, management, financial position or results of operations of any Property.

     "Initial Debt Service Coverage Ratio" means 1.6:1.
      -----------------------------------

     "Inns" means the Fairfield Inn by Marriott hotels and the hotel operations
      ----
located at the Properties.

     "Insolvency Law" has the meaning set forth in Section 4.1A(g)(A)(1).
      --------------

     "Insurance Proceeds" has the meaning set forth in the applicable Mortgage.
      ------------------

     "Insurance Requirements" means all terms of any insurance policy required
      ----------------------
by the applicable Mortgage covering or applicable to a particular Property or any part thereof and all requirements of the insurance carrier, all as more fully described in such Mortgage.

     "IRC" means the Internal Revenue Code of 1986, as amended from time to
      ---
time, and the rules and regulations promulgated thereunder, or any successor statute(s).

     "Leases" means the respective written or unwritten agreements pursuant to
      ------
which lessees, tenants or other third parties are occupying any portion of the Properties excluding, however, the letting of rooms and other facilities to hotel guests in the ordinary course of business.

     "Legal Requirements" has the meaning set forth in the applicable Mortgage.
      ------------------

     "Lien" means any security interest, mortgage, pledge, lien, restriction on
      ----
transferability, claim, charge, encumbrance, title retention agreement or analogous instrument, in, of or on the Properties or any of them.

     "Lender" means Nomura Asset Capital Corporation and its assigns and
      ------
successors.

     "Loan" means the loan evidenced by the Note.
      ----

     "Local Account" has the meaning set forth in Section 3 of the Cash
      -------------
Management Procedures.

     "Lockbox Account" has the meaning set forth in Section 7.1.2 of the Cash
      ---------------
Management Procedures.

     "Lockbox Event" has the meaning set forth in Section 7 of the Cash
      -------------
Management Procedures.

     "Lockbox Period" has the meaning set forth in Section 7 of the Cash
      --------------
Management Procedures.

     "Management Agreement" means the Management Agreement dated as of November
      --------------------
17, 1989, by the Borrower and the Manager, as amended by the First Amendment to Management Agreement, dated July 31, 1990, by the Borrower and the Manager, as further amended by the Second Amendment to Management Agreement dated as of the date hereof by and between the Borrower and the Manager, and as amended by that certain Modification, Subordination and Non-Disturbance Agreement, Estoppel and Consent, dated as of the date hereof, among the Manager, the Borrower and the Lender, and any other management agreement entered into by the Borrower as required or permitted herein.

     "Management Expenses" means, for any Inn, (a) the cost of sales including
      -------------------
salaries, wages (including accruals for periodic bonuses to Inn employees), fringe benefits, payroll taxes and other costs related to Inn employees (the foregoing costs shall not include salaries and other employee costs of executive personnel of the Manager who do not work at one of the Inns on a regular basis);
(b) departmental expenses, administrative and general expenses and the cost of Inn advertising, central reservations, local marketing, and business promotion, heat, light and power, and routine repairs, maintenance and minor alterations treated as Deductions under Section 8.01 of the Management Agreement; (c) credit card and travel agent commissions; (d) the cost of Inventories and Fixed Asset Supplies consumed in the operation of each Inn (as such terms are defined in the Management Agreement); (e) reasonable bad debt expense (or a reasonable reserve) for uncollectible accounts receivable as determined by the Manager; (f) all costs and fees of independent accountants or other third parties retained by the Manager who perform services required or permitted hereunder; (g) the cost and expense of technical consultants and operational experts retained by the Manager (or retained by the Borrower and approved by the Manager) for specialized services in connection with non-routine Inn work or other specialized services not covered by the Base Management Fee or the System Fee (as such terms are defined in the Management Agreement); (h) the Base Management Fee payable after giving effect to Section 5.01D of the Management Agreement; (i) the System Fee;
(j) the Inn's pro rata share of costs and expenses incurred by the Manager in providing Chain Services and the national reservations system (as defined in the Management Agreement); (k) insurance costs and expenses (including Inn Retention or other deductibles) as provided in Article XII of the Management Agreement;
(l) taxes, if any, payable by or assessed against the Manager related to the Management Agreement or to the Manager's operation of the Inns (exclusive of the Manager's income taxes) and all Impositions; (m) contributions to the FF&E Reserve which are required pursuant to Section 8.02 of the Management

Agreement; (n) contributions to the Marketing Fund (as such term is used in the Management Agreement); (o) amortization of the amounts described in Section 8.02 of the Management Agreement; (p) rent payable under any equipment leases not funded out of the FF&E Reserve; (q) such other costs and expenses as are specifically provided for elsewhere in the Management Agreement or as otherwise reasonably necessary for the proper and efficient operation of the Inns.

     "Manager" means Fairfield FMC Corporation, a Delaware corporation, or any
      -------
entity that is an Affiliate of MII and any property manager appointed as permitted herein.

     "Manager's Account" has the meaning set forth in Section 1.2 of the Cash
      -----------------
Management Procedures.

     "Master Account" has the meaning set forth in Section 1.2 of the Cash
      --------------
Management Procedures.

     "Material Adverse Effect" means a material adverse effect on (a) the
      -----------------------
Borrower's ability to enter into or fulfill its material obligations under the Transaction Documents or to effect the transactions contemplated thereby or (b) a material adverse effect on the condition (financial or otherwise), business, prospects, assets, liabilities, management, financial position or results of operations of the Borrower or the Properties.

     "Maturity Date" shall mean the earliest to occur of (1) January 11, 2017 or
      -------------
(2) such date to which the maturity of the Debt may be accelerated upon an Event of Default or as otherwise provided in any Transaction Document.

     "MII" means Marriott International, Inc., a Delaware corporation.
      ---

     "MII Cash Management Conditions" means the following conditions:  (i) the
      ------------------------------
Properties are managed by the Manager under the Management Agreement and (ii) the Manager is MII or a wholly owned, direct or indirect, subsidiary of MII.

     "MII Debt" has the meaning set forth in Section 6 of the Cash Management
      --------
Procedures.

     "Monthly Debt Service Payment" has the meaning set forth in Section 4.3(B)
      ----------------------------
of the Cash Management Procedures, as modified by Section 12.6 of the Cash Management Procedures.

     "Mortgage" means, with regard to each Property, the mortgage, deed of trust
      --------
or other security instrument creating a first mortgage lien on such Property, dated as of the Closing Date, from the Borrower to or for the benefit of the Lender.

     "NACC" means Nomura Asset Capital Corporation.
      ----

     "Net Operating Income" means, in respect of any fiscal period, Gross
      --------------------
Revenues less the sum of, without duplication, (A) Management Expenses and (B) any Ground Rent, Impositions or insurance premiums paid or reserved for payment with respect to the Properties.

     "Non-Recourse" means, with respect to the Debt, that the Debt is limited in
      ------------
recourse solely to the Pledged Property and is not guaranteed directly or indirectly by any Partner or the Manager and no Partner or the Manager or any shareholder, member, director, officer, employee or agent of any Partner or the Manager, either directly or indirectly, shall be personally liable in any respect (except to the extent of their respective interests in the Pledged Property) for (i) the payment of any Debt, (ii) the performance of any covenant or obligation under any Transaction Document or (iii) monetary damages for the breach of performance of any covenant or obligation contained in any Transaction Document; provided, however, that in the event of any fraud, material
          --------  -------
misrepresentation or misappropriation of funds under any Transaction Document or under the Management Agreement, nothing herein or in such other documents shall estop the Lender from prosecuting an Action against the party or parties committing such fraud, misappropriation or material misrepresentation, or misappropriating such funds, or the recipient or beneficiary of such fraud, material misrepresentation or misappropriation, whether or not such party, recipient or beneficiary is the Borrower or a Partner or the Manager, to the extent of losses relating to or arising from such fraud, material misrepresentation or misappropriation of funds under any Transaction Document;

provided, further, that the Borrower's obligations in respect of the
--------  -------
Environmental Indemnity Agreement and the covenants, indemnities, representations and warranties relating to environmental matters contained in any Transaction Document shall not be Non-Recourse to the Borrower (but shall be Non-Recourse to its Partners other than the General Partner). The foregoing provisions shall not (a) prevent recourse to the Pledged Property or constitute a waiver, release or discharge of any Debt, and the same shall continue until paid or discharged, (b) limit the right of any Person, if required by applicable law, to name the Borrower or any successor or assign of the Borrower as a party defendant in any Action in the exercise of any remedy under any Transaction Document, so long as no judgment seeking the performance of any act requiring the expenditure of money shall be sought against the Borrower or any such successor or assign and so long as any monetary judgment seeking the expenditure of money is payable only from the Pledged Property or (c) impair any right of the Lender to obtain a deficiency judgment against the Borrower or any such successor or assign in any Action where necessary as a matter of law to preserve the rights and remedies of the Lender against the Pledged Property, provided that such deficiency judgment may only be enforced against the Pledged Property. Notwithstanding the foregoing, under no circumstances shall the Debt be recourse to any limited partner of the Partnership in its capacity as such.

     "Note" means that certain Secured Promissory Note, dated the Closing Date,
      ----
from the Borrower to the Lender in the principal sum of $165,400,000.

     "Officer's Certificate" means a certificate signed by any officer of the
      ---------------------
General Partner who is authorized to act hereunder on behalf of the Borrower.

     "Operating Account" has the meaning set forth in Section 7.7 of the Cash
      -----------------
Management Procedures.

     "Operating Budget" has the meaning set forth in Section 5.2(d)(vi).
      ----------------

     "Operating Profit" has the meaning set forth in the Management Agreement.
      ----------------

     "Operating Profit Payment Date" means the last Business Day of the third
      -----------------------------
week in each Accounting Period.

     "Operational Agreements" means the Management Agreement, the Property
      ----------------------
Agreements, the Equipment Leases, the Ground Leases, the Leases, if any, and any assignment and assumption agreements or other agreements related thereto.

     "Optional Prepayment Date" means January 11, 2007.
      ------------------------

     "Paid-in-Full" means at such time as the Debt is not outstanding.
      ------------

     "Partners" means the limited partners of the Borrower as constituted from
      --------
time to time and the General Partner, in their capacities as such.

     "Permits" means all permits, licenses, certificates, approvals,
      -------
authorizations and other documents necessary for the construction, use, operation or maintenance of the Inns and the Properties.

     "Permitted Exceptions" has the meaning set forth in the Mortgages.
      --------------------

     "Permitted Investments" has the meaning set forth in Exhibit D hereto.
      ---------------------                               ---------

     "Person" means any individual, corporation, partnership, joint venture,
      ------
association, limited liability company, joint stock company, estate, trust, unincorporated organization or other business entity or Governmental Authority.

     "Phase-In Period" has the meaning set forth in Section 1.2 of the Cash
      ---------------
Management Procedures.

     "Plan(s)" means an employee benefit or other plan established or maintained
      -------
by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions and which is covered by Title IV of ERISA or Section 302 of ERISA or Section 412 of the IRC.

     "Pledged Property" means the Properties and the other collateral in which a
      ----------------
security interest is being granted pursuant to the Security Documents.

     "Potential Event of Default" means an event which, with the giving of any
      --------------------------
applicable notice and/or lapse of any applicable time period, would become an Event of Default.

     "Principal Payment" means the difference between a Monthly Debt Service
      -----------------
Payment and the Base Rate Interest paid for the applicable Debt Service Period.

     "Property" or "Properties" means any or all of those 50 Fairfield Inn by
      --------      ----------
Marriott hotels at the locations set forth in Exhibit E hereto, or, as the
                                              ---------
context may require, the fee or leasehold estate owned by the Borrower therein, including the Borrower's ownership interest in all improvements thereon, fixtures thereto, direct interests therein, and personal property related thereto or included therein; provided, however, that "Property" or "Properties"
                             --------  -------
shall not include (i) any property owned by tenants, guests, licensees or concessionaires of or to such Property or Properties, or (ii) any Property or Properties released from the Lien of the Security Documents pursuant to the provisions of Section 2.3 or 2.6 of this Agreement or any Security Document.

     "Property Agreements" means all material agreements, contracts and other
      -------------------
documents not specifically referred to herein relating to the operation of the Inns other than agreements for services performed by third parties which services are generally available from other third parties and which agreements can be terminated on not more than 30 days' prior notice without payment of any damages or penalty.

     "Purchase Money Security Interest" means purchase money mortgages or
      --------------------------------
security interests, conditional sale arrangements and other similar security interests on furniture, fixtures or equipment acquired by the Borrower in the ordinary course of business (and not inconsistent with customary industry practices), with the proceeds of the indebtedness secured thereby; provided,
                                                                   --------
however, that (i) any Purchase Money Security Interest shall attach only to the
-------
furniture, fixtures or equipment acquired in such transaction (and any proceeds, as defined in the Uniform Commercial Code, thereof), and (ii) such indebtedness shall not exceed the cost of such furniture, fixtures or equipment.

     "Rating Agencies" means one or more of S&P, Fitch Investors Services Inc.,
      ---------------
DCR and Moody's Investors Service, Inc. that are, at the time of determination, selected by NACC to rate the Securities.

     "Rating Comfort Letter" a letter from each Rating Agency pursuant to which
      ---------------------
it confirms that the taking of the action referred to therein will not result in a withdrawal, qualification or reduction of the then existing ratings of the Securities.

     "Release Date" has the meaning set forth in Section 2.3(a)(i).
      ------------

     "Release Price" means the amount of the proceeds of the Loan allocated to
      -------------
each Property as set forth in Exhibit F annexed hereto.  Release Prices for the
                              ---------
Properties will be adjusted as follows: If the principal amount of the Note is prepaid as a result of (i) the release of a property pursuant to Section 2.6,
(ii) the application of U.S. Obligations pursuant to Section 2.3(g), or (iii) optional prepayment pursuant to the last sentence of Section 3.1, the Release Price for each Property that will be subject to the lien of any Mortgage immediately after such repayment shall equal the product of (x) a fraction the numerator of which is the Release Price of such Property immediately before such adjustment and the denominator of which is the aggregate Release Prices for all Properties, the lien of which is not being released, immediately before such adjustment, times (y) the outstanding principal amount of the Note immediately after such adjustment.

     "REMIC" has the meaning set forth in Section 2.3(a).
      -----

     "Required Amount" has the meaning set forth in Section 8.6 of the Cash
      ---------------
Management Procedures.

     "S&P" means Standard & Poor's Rating Services.
      ---

     "Securities" has the meaning set forth in Section 6.1.
      ----------

     "Securities Act" means the Securities Act of 1933, as amended from time to
      --------------
time, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

     "Securitization" has the meaning set forth in Section 6.1.
      --------------

     "Security Documents" means (a) the Mortgages, (b) the collateral assignment
      ------------------
of documents and property rights, dated as of the Closing Date, by the Borrower to the Lender, (c) the assignments of leases, rents and profits, dated as of the Closing Date, by the Borrower to the Lender, (d) the collateral account agreement, dated as of the Closing Date, among the Servicer, the Borrower and the Lender, (e) the Environmental Indemnity Agreement, (f) all Uniform Commercial Code financing statements relating to the Debt and (g) any other documents securing the Debt.

     "Servicer" means any nationally recognized servicer of commercial mortgage
      --------
loans selected by the Lender, its assigns and successors.

     "Servicing Expenses" has the meaning set forth in Section 4.3B of the Cash
      ------------------
Management Procedures.

     "SNDA" means the Modification, Subordination and Non-Disturbance
      ----
Agreements, Estoppels, Assignments and Consents, dated as of the Closing Date, among the Manager, the Borrower and the Lender.

     "Subordinate Debt" means Indebtedness incurred by the Borrower after
      ----------------
January 11, 1999 that is expressly subordinate in right of payment to the Debt pursuant to the provisions of the Mortgages and with respect to which evidence is provided satisfactory to the Lender that the pro forma Debt Service Coverage
                                                --- -----
Ratio on its date of issuance is at least 2.25:1 and as to which the Rating Agencies deliver a Rating Comfort Letter. For the purpose of calculating such Debt Service Coverage Ratio, Debt Service Expense shall be the difference between (i) the aggregate amount of scheduled interest and principal payable on the proposed subordinate indebtedness and any other Indebtedness secured by any assets of the Borrower and (ii) the payments received from or with respect to U.S. Obligations purchased by the Lender with the Defeasance Deposits paid to it by the Borrower pursuant to Section 2.3 and then held as security for the Note.

     "Substantive Consolidation Opinion" has the meaning set forth in Section
      ---------------------------------
6.1(b).

     "Successor Entity" has the meaning set forth in Section 2.3(e).
      ----------------

     "Third Party Payors" has the meaning set forth in Section 1.2 of the Cash
      ------------------
Management Procedures.

     "Transaction Documents" means this Agreement, the Security Documents, the
      ---------------------
Note and all other documents executed and delivered by the Borrower in favor of the Lender in connection with the Loan, including, without limitation, all agreements, instruments and documents pursuant to which the Pledged Property is assigned, collaterally assigned and/or pledged to the Lender hereunder.

     "Transition Period" has the meaning set forth in Section 7.1.2 of the Cash
      -----------------
Management Procedures.

     "Trustee" means the trustee to which NACC assigns its interest in the
      -------
Transaction Documents in connection with a Securitization.

     "Uncontrollable Circumstances" means circumstances causing delay due to
      ----------------------------
acts of God, governmental restrictions (other than arising from the Borrower's failure to comply with applicable law), enemy acts, civil commotion or other causes beyond the reasonable control of the Borrower.

     "United States" means the United States of America (including the States
      -------------
and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

     "U.S. Obligations" has the meaning set forth in Section 2.3(f).
      ----------------

     "USAH" means the Uniform System of Accounts for Hotels, Eighth Edition, or
      ----
any other subsequent edition as may be determined by the accountants for the Borrower to be applicable to the operations of the Borrower, or if USAH is no longer published, GAAP.

     "Welfare Plan" means an employee welfare benefit plan, as defined in
      ------------
Section 3(1) of ERISA.

     "Work" has the meaning set forth in Section 8.1 of the Cash Management
      ----
Procedures.

     "Yield Maintenance Premium" shall mean an amount in cash that would be
      -------------------------
necessary to purchase U.S. Obligations in an amount that would be sufficient, together with U.S. Obligations that could be purchased with the unpaid principal of and accrued interest on the Note paid to the Lender upon an acceleration of the Note pursuant to Section 4.2, to provide the payments due on or prior to, but as close as possible to, all successive Debt Service Payment Dates after the receipt of such amount in respect of (i) the remaining Monthly Debt Service Payments that would be required under the Note through and including January 11, 2007 and (ii) a balloon payment of the outstanding principal balance of the Note and accrued and unpaid interest as of such date as if such balloon payment were then due and payable.


                                  ARTICLE II

            PROVISIONS CONCERNING THE ACCOUNTS AND PLEDGED PROPERTY

     Section 2.1  Cash Management Procedures.
                  --------------------------

     The provisions of Exhibit B are incorporated herein by reference.
                       ---------

     Section 2.2  Right to Contest.  To the extent consistent with the
                  ----------------
Mortgages, the Borrower at its expense may contest, by appropriate Action conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Imposition or Lien therefor or any Legal Requirement or Insurance Requirement or the application of any instrument of record affecting the Pledged Property or any part thereof or any claims or judgments of mechanics, materialmen, suppliers or vendors or Liens therefor, and may direct the Manager or the Servicer, as the case may be, to withhold payment of the same pending such Action if permitted by law; provided, however, that (a)
                                                     --------  -------
in the case of any Impositions or Liens therefor or any claims or judgments of mechanics, materialmen, suppliers or vendors or Liens therefor, such Action shall suspend the enforcement thereof and the accrual of penalties thereon payable by the Borrower, the Manager and the Servicer and otherwise with respect to the Pledged Property, (b) neither the Pledged Property nor any part thereof or interest therein could be in any danger of being sold, forfeited or lost if the Borrower pays the amount or satisfies the condition being contested, and the Borrower would have the opportunity to so pay or satisfy if the Borrower fails to prevail in the contest and (c) in the case of an Insurance Requirement, the failure of the Borrower to comply therewith shall not impair the validity of any insurance required to be maintained by the Borrower under the applicable Mortgage or the right to full payment of any claims thereunder.

     Section 2.3  Defeasance.
                  ----------

     (a) At any time after the date which is the earlier of (i) two years after the "startup day," within the meaning of Section 860G(a)(9) of the IRC, of a "real estate mortgage investment conduit," within the meaning of Section 860D of the IRC (a "REMIC"), that holds the Note (if the Note has been transferred to a
            -----
REMIC prior to January 11, 1999) and (ii) January 11, 2001, but prior in either case to the Optional Prepayment Date, and provided no Event of Default has occurred and is continuing (other than an Event of Default that will be cured by the release of a Property or Properties from the Lien of the Security Documents pursuant to the provisions of clause (e) of Section 4.1A), the Borrower may defease such Lien to cause the release of one or more Properties from such Lien by providing the Lender with funds in an amount equal to the Defeasance Deposit for that portion of the Note which the Borrower wishes to defease, upon the satisfaction of the following conditions:

          (i) not less than 30 days' notice to the Lender specifying a Debt Service Payment Date (the "Release Date") on which the Defeasance Deposit is to
                           ------------
be made;

          (ii) the payment to the Lender of interest accrued and unpaid on the principal balance of the Note and all other Debt due through and including the Release Date;

          (iii)  the payment to the Lender of the Defeasance Deposit; and

          (iv)   the delivery to the Lender of:

               (A)  a security agreement (the "Defeasance Security Agreement"),
                                               -----------------------------
                    in form and substance satisfactory to the Lender, creating a first priority perfected security interest in favor of the Lender in the Defeasance Deposit and the U.S. Obligations purchased with the Defeasance Deposit in accordance with this subsection (a) (together, the "Defeasance Collateral");
                                                        ---------- ----------

               (B) form(s) of release of the Property(ies) to be released from the Lien of the Security Documents (for execution by the Lender) appropriate for the jurisdiction(s) in which such Property(ies) are located;

               (C) an Officer's Certificate certifying that the requirements set forth in subsections (a) (ii)-(iv) have been satisfied;

               (D) an opinion of counsel for the Borrower (which may be a "reasoned" opinion), in form and substance satisfactory to the Lender, that (i) the transfer of the Defeasance Collateral in exchange for release(s) of the Property(ies) to be released will not constitute an avoidable preference under Section 547 of the United States Bankruptcy Code in the event of a filing of a petition for relief under the United States Bankruptcy Code for or against the Borrower,
                    (ii) the Defeasance Collateral has been duly and validly transferred and assigned to the Trustee for the benefit of the holders of the Securities, (iii) the Trustee holds a first priority perfected security interest in the Defeasance Collateral for the benefit of such holders, (iv) such transfer will not result in a deemed exchange of the Securities pursuant to Section 1001 of the IRC, (v) such transfer will not, by itself, adversely affect the status of the Securities as indebtedness for federal income tax purposes and (vi) such transfer will not adversely affect the status of the entity holding the Debt as a REMIC (assuming for such purposes that such entity otherwise qualifies as a REMIC and that the Note was transferred to such REMIC not later than two years prior to the Release
                    Date);

               (E) a certificate of a certified public accountant acceptable to the Lender that the Defeasance

                    Collateral complies with the requirements set forth in subsection (b) below;

               (F) such other certificates, documents or instruments as the Lender may reasonably request;

               (G) evidence satisfactory to the Lender that the Defeasance Debt Service Coverage Ratio will be maintained for the twelve full months commencing immediately after the Release Date at the greater of (x) the Initial Debt Service Coverage Ratio and (y) the ratio of the Net Operating Income for the thirteen (13) full Accounting Periods next preceding the Release Date divided by the difference between (i) Debt Service Expense for such period and (ii) the payments received for such period from or with respect to U.S. Obligations purchased by the Lender with the Defeasance Deposits paid to it by the Borrower pursuant to this Section 2.3(a) and then held as security for the Note for such period; and

               (H) If the defeasance is made after the Securitization, the Rating Agencies deliver a Rating Comfort Letter.

     (b) If, following the release of the subject Property(ies), less than all of the Properties shall have been released, the Lender shall use the Defeasance Deposit to purchase U.S. Obligations that provide payments on or prior to, but as close as possible to, all successive Debt Service Payment Dates after the Release Date that would be required with respect to an assumed promissory note in a principal amount equal to 125% of the Release Price(s) of the Property(ies) to be released from the Lien of the Security Documents on such Release Date. Such assumed promissory note shall be in the same form (including with respect to term and interest rate) as the Note but shall provide for a mandatory prepayment thereof in full on the Optional Prepayment Date, including through the application by the Servicer of U.S. Obligations pursuant to the provisions of subsection (g) of this Section 2.3. In order to secure the release, in addition to the U.S. Obligations referred to in the preceding sentence, the Borrower may, at its election, purchase U.S. Obligations for delivery to the Servicer that provide additional payments of the type referred to herein in order to satisfy the Defeasance Debt Service Coverage Ratio requirement in
Section 2.3(a)(iv)(G). If any Property is released pursuant to this Section 2.3 as a result of a condemnation or casualty, the payments provided for in this subsection (b) shall be equal to the greater of (A) the Release Price and (B) the lesser of (x) 125% of the Release Price and (y) the net Condemnation Proceeds or the net Insurance Proceeds received on account of such Property. The Lender shall deliver such U.S. Obligations to the Servicer for application pursuant to Sections 4.3(B) and 7.9(A) of the Cash Management Procedures.

     (c) If, as a result of the release of the subject Property(ies), all of the Properties shall have been released, the Lender shall use the Defeasance Deposit to purchase U.S. Obligations that provide, together with any U.S. Obligations purchased in connection with any prior releases of Properties, payments on or prior to, but as close as possible to, all successive Debt Service Payment Dates after the Release Date that would be required with respect to an assumed promissory note in a principal amount equal to the aggregate outstanding principal balance of the Note and accrued and unpaid interest thereon on the Release Date. Such assumed promissory note shall be in the same form (including with respect to term and interest rate) as the Note but shall provide for a mandatory prepayment thereof in full on the Optional Prepayment Date, including through the application by the Servicer of U.S. Obligations pursuant to the provisions of subsection (g) of this Section 2.3. The Lender shall deliver such U.S. Obligations to the Servicer for application pursuant to Sections 4.3(B) and 7.9(A) of the Cash Management Procedures.

     (d) Upon compliance with the requirements of this Section 2.3, each Property to be released shall be released from the Lien of the Security Documents and shall not be deemed a Property hereunder, and the U.S. Obligations shall constitute substitute collateral, which, together with the Security Documents applicable to the remaining Properties, shall secure the Debt.

     (e) If all the Properties have been released, the Borrower may assign its obligations under the Note together with the U.S. Obligations to a successor entity (the "Successor Entity") designated by the Lender and thereupon be
             ----------------
released fully from all obligations relating to the Debt. In such event the opinion of counsel provided for in clause (a)(iv)(D) of this Section 2.3 shall provide that upon such assignment the Defeasance Collateral will not be part of the estate of the Borrower under Section 541 of the United States Bankruptcy Code. The Lender shall retain its obligation to designate a Successor Entity notwithstanding the transfer of the Note unless such obligation is specifically assumed by the transferee. In consideration for the payment of $1,000 by the Borrower, such Successor Entity shall assume the Borrower's obligations under the Note and the Defeasance Security Agreement, the Borrower shall be relieved of its obligations thereunder and the Debt of the Borrower shall not be deemed outstanding for any purpose of this Agreement. If required by the applicable Rating Agencies, the Borrower shall also deliver or cause to be delivered a Substantive Consolidation Opinion with respect to the Successor Entity in form and substance satisfactory to the Lender and the applicable Rating Agencies.

     (f)  For purposes of this Section 2.3, "Defeasance Deposit" shall mean an
                                             ------------------
amount in cash necessary to purchase U.S. Obligations whose cash flows are in an amount sufficient (i) to make the payments required under subsections (b) or
(c), as the case may be, plus any costs and expenses incurred or to be incurred in making such purchase and (ii) to make the additional monthly payments necessary to cause the Defeasance Debt Service Coverage Ratio requirement in
Section 2.3(a)(iv)(G) to be satisfied; "U.S. Obligations" shall mean obligations
                                        ----------------
or securities not subject to prepayment, call or early redemption which are direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America; and "Defeasance Debt Service Coverage
                                             --------------------------------
Ratio" shall mean, in respect of any fiscal period, the ratio of (i) Net
-----
Operating Income for such period of the Properties remaining after a defeasance pursuant to this Section 2.3 to (ii) the difference between (x) Debt Service Expense for such period and (y) the payments to be received from or with respect to U.S. Obligations then held as security for the Note for such period, including, without limitation, U.S. Obligations purchased by the Borrower pursuant to the third sentence of subsection (b) above.

     (g) If the payment of accrued and unpaid interest and principal of the Note and any other Debt has not been made in full by the Optional Prepayment Date, payments from or with respect to U.S. Obligations then held by the Lender and such payments received by the Lender thereafter shall be applied on the date such payment is received (i) first, to payment of accrued and unpaid interest on the Note and (ii) second, to prepayment of the Principal Payments in inverse order of maturity.

     (h) Notwithstanding the provisions of subsection (a) of this Section 2.3 setting forth the time period during which a Property may be defeased, the Borrower may defease the Lien of the Security Documents to cause the release of a Property for the purpose set forth in clause (e) of Section 4.1A prior to the date set forth in such subsection (a) if it provides to the Lender an opinion in form and substance, and from a firm, acceptable to the Lender in the exercise of its sole discretion, that such release will not adversely affect the status of the entity holding the Debt as a REMIC (assuming for such purpose that such entity otherwise qualifies as a REMIC).


     Section 2.4    Sale of all the Properties.  Provided that no Event of
                    --------------------------
Default has occurred and is continuing, upon at least 60 days' notice to the Lender, the Borrower has the right to sell all the Properties, subject to the Debt, to any Person so long as (a) such Person is approved by the Lender, and, after the Securitization, by NACC, such approval not to be unreasonably withheld, and (b) the Rating Agencies deliver a Rating Comfort

Letter. It is understood that the Rating Agencies may require, as a condition to such delivery, matters equivalent to those contained in clauses (i) and (ii) of Section 2.5. Upon such approval and delivery, the Lender shall deliver to the Borrower for execution and delivery such instruments as may be reasonably required to effect an assignment and assumption of the Debt and a release of the obligations of the Borrower under the Transaction Documents, including, without limitation, a new Note as to which the purchaser of the Properties shall be the obligor, in a principal amount equal to the then outstanding principal amount of the Note.

     Section 2.5    Change of Control.  There shall be no Change of Control;
                    -----------------
provided, however, that if no Event of Default has occurred and is continuing
--------  -------
there can be a Change of Control if (i) the Borrower submits to the Lender an opinion in form and substance and from a firm satisfactory to the Lender, with respect to the requested Change of Control, to the same effect as the Substantive Consolidation Opinion, (ii) the organizational documents of the Person involved in the requested Change of Control are approved by the Lender and (iii) after the Securitization, the Rating Agencies deliver a Rating Comfort Letter.

     Section 2.6    Partial Release after the Optional Prepayment Date.  On the
                    --------------------------------------------------
Optional Prepayment date and each Debt Service Payment Date thereafter, upon the sale of any Property to any Person, the Borrower may cause the release of such Property from the Lien of the Security Documents upon the satisfaction of the following conditions:

     (a) not less than 30 days' notice to the Lender specifying a Debt Service Payment Date on which the amount set forth in clause (c) below is to be provided to the Servicer, which notice shall be accompanied by an Officer's Certificate to the effect that no Potential Event of Default or Event of Default has occurred and is continuing (or, in the case of a Potential Event of Default or Event of Default that shall be cured or avoided by the release of the affected Property, describing the nature of such Potential Event of Default or Event of Default, and certifying that such Potential Event of Default or Event of Default shall be cured by such release) and that such Release will comply with all applicable requirements of this Section 2.6;

     (b) the payment to the Lender of interest accrued and unpaid on the principal balance of the Note and all other sums due under the Transaction Documents, through and including such Debt Service Payment Date;

     (c) the payment to the Lender, to be applied to prepayment of the Principal Payments in inverse order of maturity, of an amount equal to 125% of the Release Price of such Property; provided, however, that if a Property is
                                    --------  -------
released pursuant to this Section

2.6 as a result of a condemnation or casualty (and the Borrower in accordance with the applicable Mortgage determines in good faith that such Property cannot be restored to substantially the condition that existed prior to the condemnation or casualty), such payment shall be an amount equal to the greater of (a) and (b), in which (a) is the Release Price for such Property and (b) is the lesser of (x) 125% of such Release Price and (y) the net Condemnation Proceeds or net Insurance Proceeds received on account of such Property;

     (d) delivery to the Lender for execution of forms of release of such Property from the Lien of the Security Documents appropriate for the jurisdiction in which such Property is located; and

     (e) delivery to the Lender of evidence satisfactory to the Lender that the ratio of (i) Net Operating Income for the thirteen full Accounting Periods immediately succeeding the release date to (ii) the difference between (y) the Debt Service Expense for such Accounting Periods and (z) the payments to be received for such Accounting Periods from or with respect to U.S. Obligations then held as security for the Note will be maintained at the greater of (x) the Initial Debt Service Coverage Ratio and (y) the ratio of (i) the Net Operating Income for the thirteen full Accounting Periods next preceding the release date to (ii) the difference between (y) the Debt Service Expense for such Accounting Periods and (z) the payments received for such Accounting Periods from or with respect to U.S. Obligations then held as security for the Note.


                                  ARTICLE III

                                   PAYMENTS

     Section 3.1    Payments on the Note.  All payments made on the Note shall
                    --------------------
be made in the manner, and subject to the conditions, provided in this Agreement and the Note. The Note shall not be prepayable except as expressly provided for in this Section 3.1, Section 2.3 hereof, Section 2.6 hereof and Sections 4.4 and
7.10 of the Cash Management Procedures. In addition, on the Optional Prepayment Date and each Debt Service Payment Date thereafter, the Note may be prepaid, at the option of the Borrower, in full or in part, without penalty or premium.

     Section 3.2    Interest.
                    --------

          (a) Except as set forth in Sections 3.4(b) and 3.4(d), the Debt shall bear interest for each Debt Service Period at the Base Rate.

          (b) Calculations of interest shall be made on the basis of a 360-day year and actual days elapsed during each Debt Service Period.

     Section 3.3    Payments without Deduction, etc.  All payments of the Debt
                    --------------------------------
to the Lender shall be absolute and unconditional, shall be paid strictly in accordance with the terms of the Transaction Documents without being subject to any claim, set-off, defense or other right which the Borrower may have against the Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any other circumstance or happening whatsoever. The Borrower shall pay such payments to the Lender free and clear of, and without deduction for, any and all present or future taxes, levies, imposts, deductions, charges, penalties or withholdings, and any liabilities with respect thereto, by whomever imposed, other than present or future taxes on the income of the Lender or franchise taxes imposed on the Lender as a result of its conducting business in specific jurisdictions. The Borrower shall pay and indemnify and hold the Lender harmless from and against, any present or future claim for liability for United States, state or local taxes or assessments on the ownership by the Lender of the debt obligations of the Borrower evidenced by the Note, the Mortgages or on the principal, interest, fees or other amounts payable under any Transaction Document or otherwise in respect of the Debt (other than income or franchise taxes imposed on the Lender or its Affiliates by any jurisdiction). The obligations of the Borrower hereunder shall survive repayment of the Debt and termination of the Transaction Documents.

     Section 3.4    Periodic Payments.
                    -----------------

          (a) On February 11, 1997, the Borrower shall pay to the Lender (i) interest on the Note at the Base Rate for the period beginning on January 13, 1997 and ending on February 10, 1997, in an amount equal to $1,119,206.67, and
(ii) a principal payment in an amount equal to $228,535.11.

          (b) On each Debt Service Payment Date occurring after February 11, 1997, the Borrower shall pay $1,424,928.44 to the Lender. Such amount shall be applied (i) first, to the payment of the Base Rate Interest on the Note then due and payable for the applicable Debt Service Period, and (ii) next, to the Principal Payment. Following the Maturity Date and while an Event of Default has occurred and is continuing, the Monthly Debt Service Payment shall be increased to reflect payment of interest at the Default Rate; provided, however, that for the purposes of this sentence, an Event of Default shall be considered to have occurred and be continuing until such Event of Default has been cured, including, without limitation, pursuant to the provisions of Section 4.1B.

          (c) If any Principal Payment or a portion thereof is prepaid on any Debt Service Payment Date by the application by the Servicer of payments received (i) from or with respect to U.S. Obligations held by the Servicer on the Optional Prepayment Date as a result of a release of any Property from the Lien of the Security Documents pursuant to Section 2.3, (ii) from the release of a Property from the Lien of the Security Documents pursuant to Section 2.6, or
(iii) on and after the Optional Prepayment Date, pursuant to the last sentence of Section 3.1 hereof, the Monthly Debt Service Payment payable on each Debt Service Payment Date thereafter shall be reduced in an amount equal to the percentage reduction in the principal amount payable under the Note effected by such prepayment.

          (d) Subsequent to the Optional Prepayment Date and in accordance with the Cash Management Procedures, the Borrower shall pay to the Lender on each Debt Service Payment Date (without duplication) any Excess Cash Flow for all Accounting Periods for which the Operating Profit Payment Date occurred during the Debt Service Period immediately preceding such Debt Service Payment Date, which payments shall be applied (A) first, to prepayment of each Principal Payment required to be made on each Debt Service Payment Date, in inverse order of maturity until the principal of the Note has been paid in full, and (B) next, to payment of the difference, if any, between (y) the sum of (i) interest accrued and unpaid on the Note calculated at the Adjusted Rate and (ii) interest on such accrued and unpaid amount at the Adjusted Rate and (z) the Base Rate Interest paid on each Debt Service Payment Date.


                                  ARTICLE IV

                        DEFAULT; REMEDIES; ENFORCEMENT

     Section 4.1A   Events of Default.  Any of the following shall constitute a
                    -----------------
default under this Agreement (an "Event of Default"):
                                  ----------------

     (a) failure by the Borrower to pay on the due date any interest or principal due and payable on the Note as set forth therein; or

     (b) failure by the Borrower to make any other payment due under any Transaction Document within ten (10) days after demand therefor shall have been made; or

     (c) any representation or warranty of the Borrower contained in any Transaction Document (other than the representations and warranties contained in Sections 5.1(l) and 5.1(t) shall have been untrue or incorrect when made in any respect that may have a Material Adverse Effect or a representation or warranty contained in Sections 5.1(l) and 5.1(t) shall have been untrue or incorrect when made; provided, however, that for the purpose of this clause (c) the words "To
      --------  -------
the Best Knowledge of the Borrower" shall be deleted, where used, from the provisions of each representation and warranty contained in Section 5.1 (other than Sections 5.1(e), 5.1(f), 5.1(aa) and 5.1(an); or

     (d) failure by the Borrower to perform its covenants in Section 5.2(d), and such failure continues unremedied for ten days after notice thereof by the Lender to the Borrower requiring the same to be remedied; or

     (e) failure by the Borrower to perform or observe (i) any other of its covenants under any Transaction Document (other than the covenants contained in Sections 5.2(g)(i) and (ii), 5.3(f), 5.3(j), 5.3(l) and 5.3(n)) that has a
Material Adverse Effect, or (ii) its covenants contained in Sections 5.2(g)(i) and (ii), 5.3(f) 5.3(j), 5.3(l) and 5.3(n), and in each case such failure continues unremedied for 30 days after notice thereof by the Lender to the Borrower requiring the same to be remedied or such shorter period as shall be provided in such Transaction Document; provided, however, that it shall not be
                                       --------  -------
an Event of Default if (a) such failure is curable but is not reasonably capable of being cured within such 30-day or shorter period and the Borrower shall have commenced to cure such failure within such 30-day or shorter period and thereafter shall diligently pursue such cure to completion, but in no event later than 180 days after the date on which the Borrower received such notice from the Lender or (b) such failure affects one or more but not all of the Properties and the Borrower, within thirty (30) days after its receipt of such notice from the Lender, gives notice to the Lender of its intent to release such Property(ies) from the Lien of the Security Documents pursuant to the provisions of Section 2.3 or 2.6 and, thereafter diligently pursues efforts to take such action and, within 180 days after the date on which it received such notice from the Lender, effects such release pursuant to the provisions of Section 2.3 or 2.6, as the case may be; or

     (f) an order (that has not been vacated or stayed within 60 days from the entry thereof) is made for, or the Partners take any action with regard to, the winding up of the Borrower or the General Partner except a winding up for the purpose of a merger, restructuring or contribution, the terms of which have previously been consented to by the Lender; or

     (g) (A) the Borrower or the General Partner shall commence any Action (1) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors (collectively, "Insolvency Law") seeking to have an order for relief entered
                --------------
with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (2) seeking appointment of a receiver, trustee, custodian or other similar official (each a "Bankruptcy Custodian") for it or for all or substantially all of its
         --------------------
assets,
or the Borrower or the General Partner shall make a general assignment for the benefit of its creditors; or (B) there shall be commenced against the Borrower or the General Partner any Action of a nature referred to in clause (A) above which (1) results in the entry of any order for relief or any such adjudication or appointment and (2) remains undismissed, undischarged or unbonded for a period of 60 days; or (C) there shall be commenced against the Borrower or the General Partner any Action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or substantially all of its assets which results in the entry of an order for any such relief that shall not have been vacated, discharged, stayed, satisfied or bonded pending appeal within 60 days from the entry thereof; or (D) the Borrower or the General Partner shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

     (h) Unless (a) the Borrower causes all of the Properties to come under management by another nationally recognized hotel operator acceptable to the Lender, in the exercise of its reasonable discretion, (b) such Properties are operated as part of a comparable nationally recognized hotel system acceptable to the Lender and (c) each of the Rating Agencies delivers to the Lender a Rating Comfort Letter with respect thereto: (A) the Manager shall commence any Action (1) under any Insolvency Law seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (2) seeking appointment of a Bankruptcy Custodian for it or for all or substantially all of its assets, or the Manager shall make a general assignment for the benefit of its creditors; or (B) there shall be commenced against the Manager any Action of a nature referred to in clause (A) above which (1) results in the entry of any order for relief or any such adjudication or appointment and (2) remains undismissed, undischarged or unbonded for a period of 60 days; or (C) there shall be commenced against the Manager any Action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or substantially all of its assets which results in the entry of an order for any such relief that shall not have been vacated, discharged, stayed, satisfied or bonded pending appeal within 60 days from the entry thereof; or (D) the Manager shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

     (i) one or more judgments or decrees, not covered by insurance, in an aggregate amount exceeding $2,000,000 in the case of the Borrower and $1,000,000 in the case of the General Partner shall be entered against the Borrower or the General Partner, and such judgments or decrees shall not have been vacated, discharged, stayed, satisfied or bonded pending appeal within 60 days from the entry thereof; or

     (j)  there is a Change of Control, unless permitted under Section 2.5; or

     (k) any statement, representation or warranty set forth in the Officer's Certificate (as such term is defined in the opinion (the "Opinion") of Hogan & Hartson L.L.P., dated this date, with respect to issues of "substantive consolidation" under the Bankruptcy Code) shall have been untrue, incorrect or misleading in any material respect on the date hereof, or if the General Partner breaches in any material respect the agreement attached hereto as Exhibit K, and
                                                                  ---------
the Borrower fails (a) to cause the entity responsible for such untrue, incorrect, or misleading statement, representation or warranty (the "Offending Party"); the Offending Party may be the Borrower or the General Partner) to take such action as may be required within 30-days after notice (each a "Notice") of the untruth, inaccuracy or misleading nature thereof by the Lender to the Borrower to "cure" such failure such that such statement, representation or warranty would not have been untrue, incorrect or misleading in any material respect if such "cure" had been in effect on the date hereof or (b) to cause such breach to be cured within 30 days after Notice; provided, however, that it shall not be an "Event of Default" if such "cure" is not reasonably capable of being implemented within such 30-day period and the Offending Party shall have commenced such "cure" within such 30-day period and thereafter shall diligently pursue such cure to completion, but in no event later than 180 days after the date on which the Borrower received Notice.

     Section 4.1B   Event of Default Cure.  None of the foregoing shall
                    ---------------------
constitute an Event of Default if after the occurrence thereof, the Borrower tenders a cure for such Event of Default or a plan to cure such Event of Default and the Lender accepts such tender, such acceptance to contain such conditions as the Lender, in the exercise of its sole discretion, may require. If the Borrower tenders to the Lender all sums, the non-payment of which constituted an Event of Default under clauses (a) or (b) of Section 4.1A, and the Lender accepts such sums, such non-payment shall not constitute an Event of Default.
If the Lender does not accept any such payment or tender, the Event of Default shall be continuing. The Lender shall be deemed to have accepted a tender of cash if the Lender does not return such cash to the Borrower within 10 Business Days of its receipt thereof. Except as contemplated by the preceding sentence, if the Lender fails to respond to the Borrower within 30 days of its receipt of such tender, it shall be deemed to be rejected.

     Section 4.2    Remedies.  If an Event of Default shall have occurred and be
                    --------
continuing, the Lender shall have the right, in its sole discretion, by notice to the Borrower (with a copy to the Manager) (except upon the occurrence of an Event of Default under clauses (f) or (g) of Section 4.1A, in which case all principal and accrued interest thereon will be immediately due and payable on the

Note without any declaration or other act on the part of the Lender) to take one or more of the following actions:

     (a) To declare the principal of and all amounts accrued but unpaid under the Note and the Transaction Documents, together with the Yield Maintenance Premium, if the Event of Default occurs and is continuing prior to the Optional Prepayment Date, to be immediately due and payable, and such amounts shall thereupon become immediately due and payable, without presentment, demand, protest or notice of any kind, other than any notice specifically required by this Section 4.2, all of which are hereby expressly waived by Borrower;

     (b) Pursue such rights and remedies against the Borrower, or otherwise, as are provided under and pursuant to the Mortgages or any of the other Transaction Documents and as may be available to the Lender at law or in equity, including, without limitation, during such time as the Lender may be considering a tender of a cure or a plan pursuant to Section 4.1B; provided, however, that the Lender
                                              --------  -------
shall not initiate foreclosure proceedings unless five (5) Business Days' prior notice of such intention is given to Borrower and the tender of a cure or a plan therefor shall not have been accepted by the Lender pursuant to the provisions of Section 4.1B before the end of such 5 Business Day period; and

     (c) If the Event of Default involves the Borrower's failure to pay any Imposition or to comply with the Insurance Requirements, or to perform or observe any other covenant, condition or term in any Transaction Document or in the Management Agreement, the Lender may, at its option, without waiving or affecting any of its rights or remedies hereunder, pay,perform or observe the same, and, in connection therewith, the Lender shall be entitled to rely on any representations and statements of the Manager under the Management Agreement in regard to alleged breaches or violations thereof, and all payments made or costs or expenses incurred by the Lender in connection therewith shall be repaid by Borrower to the Lender within fifteen (15) days after demand therefor, and shall be added to and become a part of the Debt. The Lender is hereby empowered to enter and to authorize others to enter upon any Property for the purpose of performing or observing any such defaulted covenant, condition or term, without thereby becoming liable to Borrower or any Person in possession holding under Borrower.

     Section 4.3    Remedies Cumulative; Delay or Omission Not a Waiver.  To the
                    ---------------------------------------------------
extent permitted by law, every remedy given hereunder or in any other Transaction Document to the Lender shall not be exclusive of any other remedy or remedies, and every such remedy shall be cumulative and in addition to every remedy provided by statute, law, equity or otherwise. The Lender may exercise all or any of the powers, rights or remedies given to it hereunder or which may be now or hereafter given by statute, law, equity or otherwise, in its absolute discretion. No course of dealing between the Borrower and the Lender or any delay or omission of the Lender to exercise any power, right or remedy accruing upon any Event of Default shall impair any power, right or remedy or shall be construed to be a waiver of any such Event of Default or acquiescence therein, and every power, right and remedy given by each Transaction Document to the Lender may, to the extent permitted by law, be exercised from time to time and as often as may be deemed expedient by the Lender.

                                   ARTICLE V

                   REPRESENTATIONS, WARRANTIES AND COVENANTS

     Section 5.1    Representations and Warranties of the Borrower.
                    ----------------------------------------------
     The Borrower represents and warrants to, and covenants with the Lender, that, as of the Closing Date, except as set forth on the Disclosure Report:

     (a) Exhibit G hereto sets forth the organizational structure of the
         ---------
Borrower, and the equity interests and holders therein. The Borrower is a limited partnership validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in each jurisdiction where the nature of its business or location of the Properties requires it to be so qualified. The General Partner is a corporation validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in each jurisdiction where the nature of its business or location of the Properties requires it to be so qualified. Neither the General Partner nor the Borrower has engaged in any business unrelated to the ownership of the Properties. Neither the General Partner nor the Borrower has assets other than those related to the Properties;

     (b) The Borrower has, and at relevant times has had, the requisite power and authority to own its assets and conduct its business, to execute and deliver each of the Transaction Documents and all Operational Agreements to which the Borrower is a party and to carry out the transactions contemplated thereby;

     (c) The execution, delivery and performance by the Borrower of (i) each of the Transaction Documents and (ii) the Operational Agreements to which the Borrower is a party have been duly and validly authorized by all necessary actions and proceedings on the part of the General Partner and the Borrower, and no further approvals or filings of any kind, including, without limitation, any approval of or filing with any Governmental Authority, are required as a condition thereof;

     (d) Neither the execution and delivery of each of the Transaction Documents and the Operational Agreements, nor the fulfillment of or compliance with the terms and conditions thereof:

         (i) will conflict with or result in any breach or violation of any law, rule or regulation issued by any Governmental Authority, or any judgment or order applicable to the Borrower or the General Partner, or to which the Borrower or the General Partner or any of the Properties are subject;

         (ii) will conflict with or result in any breach or violation of, or constitute a default under, any of the provisions of the Amended and Restated Agreement of Limited Partnership of the Borrower, the Restated Certificate of Incorporation of the General Partner, or any agreement or instrument to which the Borrower or the General Partner is a party or to which the Borrower or the General Partner or any of the Properties is subject; or

         (iii) will result in or require the creation of any Lien on any of the Properties except Permitted Exceptions and Liens in favor of the Lender;

     (e) Each of (i) the Transaction Documents and (ii) the Operational Agreements to which the Borrower is a party, and, to the Best Knowledge of the Borrower, each of the Operational Agreements, if any, to which the Borrower is not a party, has been duly executed and delivered by the Borrower and to the Best Knowledge of the Borrower, the other parties thereto and constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms subject to the effects of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law) To the Borrower's Best Knowledge, each of the Operational Agreements to which it is not a party has been duly executed and delivered by the parties thereto;

     (f) There is no Action pending to which the Borrower or the General Partner is a party or to which any Property is subject, directly or indirectly, and, to the Best Knowledge of the Borrower and, based on a certification to the Borrower by the Manager, of the Manager, no such Action is threatened or contemplated by any Person, in each case, other than an Action that does not involve an amount in controversy in excess of $25,000;

     (g) The Borrower has not received notice of, and does not have any knowledge of, any violations of any Legal Requirements affecting any Property or the construction, development, use, operation, maintenance or management thereof, except as set forth in the Exhibits and Schedules to this Agreement;

     (h) Neither the Borrower nor the General Partner has any subsidiaries;

     (i) Except for the Debt, since its inception, the Borrower has not incurred Indebtedness other than Purchase Money Security Interests and the debt to the Sumitomo Trust Bank Co., Ltd., New York Branch, described in the Disclosure Report, which has been paid in full;

     (j) The Borrower does not have any employees;

     (k) A true and complete copy of each Ground Lease (including all amendments, agreements, side letters and documents relating thereto) has been delivered to the Lender. Each Ground Lease is unmodified and in full force and effect and there is no material default by the Borrower thereunder nor, to the Borrower's Best Knowledge, by the lessor thereunder, and, to the Borrower's Best Knowledge, no event has occurred and is continuing which, with the passage of time and/or the giving of notice, would constitute a default or event of default under any Ground Lease;

     (l) True and complete copies of the Operational Agreements (including all amendments, agreements, side letters and all other material documents relating thereto other than those effected in the ordinary course of business and which individually or in the aggregate do not have an Individual Material Adverse Effect) have been made available to the Lender; each such agreement is unmodified and in full force and effect; to the Best Knowledge of the Borrower, there is no default by any party thereunder; and no event has occurred and is continuing which, with the passage of time and/or the giving of notice, would constitute a default or event of default by the Borrower thereunder in such circumstances that such default or event of default might have an Individual Material Adverse Effect. All necessary consents to the transactions described in the Transaction Documents required by such agreements have been obtained. Since its inception, neither the Borrower nor the General Partner has entered into any agreements or obligations other than the Transaction Documents, the Operational Agreements and other agreements relating to the Properties entered into in the ordinary course of business;

     (m) All necessary governmental consents, if any, to the transactions described in the Transaction Documents have been obtained;

     (n) The Operating Budget annexed hereto as Exhibit H contains all
                                                ---------
anticipated operating expenses for the Properties for the year ending December 31, 1997. The Capital Budget annexed hereto as Exhibit I contains all
                                                ---------
anticipated Capital and FF&E Expenditures for the Properties for the year ending December 31, 1997;

     (o) All Permits material to the operations of each Property have been obtained and are in full force and effect and are in the Borrower's name or available for its use;

     (p) Each Property has available to it adequate parking to comply with all Legal Requirements and to permit the operation of the Property as a hotel conforming to at least the standards applicable to Fairfield Inn by Marriott hotels and is in compliance with the Management Agreement;

     (q) The Borrower is not subject to any United States or state income, unincorporated business, capital, franchise or similar gross income or income based taxes;

     (r) (i) Neither the Borrower, nor any ERISA Affiliate of the Borrower, maintains, sponsors, contributes to or is obligated to contribute to, or during the five (5) years ending on the date of the execution and delivery of this Agreement, has maintained, sponsored, contributed to or was obligated to contribute to, any Plan;

         (ii) The Borrower does not, and is not obligated to, maintain, sponsor or contribute to any Welfare Plan;

         (iii) The assets of the Borrower are not nor are they deemed "plan assets", whether by operation of law or under regulations promulgated under ERISA;

     (s) The Borrower (1) has not entered into any Transaction Document with the actual intent to hinder, delay, or defraud any creditor and (2) has received reasonably equivalent value in exchange for its obligations under the Transaction Documents. The fair saleable value of the Borrower's assets is and immediately after the execution and delivery of the Transaction Documents will be greater than the Borrower's probable liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured. The Borrower's assets do not and immediately after the execution and delivery of the Transaction Documents will not constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. The Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including, without limitation, contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of the Borrower);

     (t) The Borrower has not sustained any loss or interference with its business from fire, explosion, flood or other calamity, or from any labor dispute or governmental action, order or decree, nor has there been any material adverse change, nor any other development or event that, in each case, may have an Individual Material Adverse Effect;

     (u) The Security Documents, when duly executed and delivered, and (to the extent required or contemplated) filed or recorded, will create a valid and enforceable first priority perfected security interest in the Borrower's right, title and interest in and to the rights and properties described therein, as to which perfection may be effected by such filing or recording, for the benefit of the Lender, subject only to Permitted Exceptions;

     (v) The Borrower is not (1) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, (2) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, nor (3) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money;

     (w) There exists no Event of Default or Potential Event of Default;

     (x) To the Best Knowledge of the Borrower, no representation or warranty by the Borrower made in any Transaction Document, and no schedule, exhibit, certificate, written statement, list, document or other material furnished or to be furnished to the Lender pursuant to or in connection with any Transaction Document or any of the transactions contemplated thereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading;

     (y) There is no offset, defense, counterclaim or right to rescission with respect to the Note or the other Transaction Documents;

     (z) All taxes and governmental assessments currently due and owing in respect of, and affecting, the Properties, have been paid, or an escrow of funds in an amount sufficient to cover such assessments has been established with the Servicer or title insurance company;

     (aa) There is no Action pending, or, to the Best Knowledge of the Borrower, for the total or partial condemnation of any Property, and except for ADA Compliance Work, Deferred Maintenance Work and Environmental Remediation Work, each Property is in good repair and free and clear of any damage that could affect materially and adversely the value of such Property as security for the Note or the use for which such Property is intended;

     (ab) Insurance required to be maintained pursuant to the Mortgages is in effect; and the Properties and the use and operation thereof constitute a legal use under applicable zoning regulations and comply in all respects with all applicable Legal Requirements;

     (ac) To the Best Knowledge of the Borrower, the amounts deposited in the Capital Expenditure and FF&E Reserve Account for ADA Compliance Work, Deferred Maintenance Work and Environmental Remediation Work are sufficient for their intended purposes;

     (ad) None of the Properties is listed in or, to the Best Knowledge of the Borrower and, based on a certification to the Borrower by the Manager, of the Manager, proposed for listing in the United States Environmental Protection Agency's National Priorities List of sites or any other comparable list of sites maintained by any state or local governmental agency;

     (ae) None of the Properties is subject to any Lien or claim for Lien in favor of any Governmental Authority or any other Person as a result of any Hazardous Substance (as such term is defined in the Environmental Indemnity Agreement) on, in or affecting the Property;

     (af) None of the Properties is subject to any collective bargaining or other union contracts;

     (ag) Except as indicated in the last two sentences of this subsection, each of the Borrower and the General Partner has (a) not sought or consented to any dissolution, winding up, liquidation, consolidation, merger or sale of all or substantially all of its assets, (b) not failed to correct any known misunderstanding regarding its separate identity, (c) maintained its accounts, books and records separate from those of any other Person (except that, for accounting and reporting purposes, the Borrower or the General Partner may be included in the consolidated financial statements of Host Marriott in accordance with generally accepted accounting principles), (d) maintained its books, records, resolutions and agreements as official records, (e) not commingled its funds or other assets with those of any other Person (except as specifically contemplated by the Cash Management Procedures) and has held its assets in its own name, (f) conducted its business in its name (except that all the Properties are operated under the name "Fairfield Inn by Marriott"), (g) maintained its financial statements, accounting records and other corporate or partnership documents separate from those of any other Person (except that, for accounting and reporting purposes, the Borrower or the General Partner may be included in the consolidated financial statements of Host Marriott in accordance with generally accepted accounting principles), (h) observed all partnership and corporate formalities, as the case may be, (i) not assumed or guaranteed or become obligated for the debts of any other Person or held out its credit as being available to satisfy the obligations of any other Person (other than as permitted by the Transaction Documents), (j) not acquired obligations or securities of its partners or shareholders, as the case may be (other than, with respect to the

General Partner, a note of its corporate parent, Host Marriott), (k) participated in the fair and reasonable allocation of any overhead expenses and other common expenses for facilities, goods or services provided to multiple entities and used its own stationery, invoices and checks (except when acting in a representative capacity), (l) not pledged any of its assets for the benefit of any other Person other than the Lender (except for Purchase Money Security Interests or as otherwise permitted by the Transaction Documents), (m) held and identified itself as a separate and distinct entity under its own name and not as a division or part of any other Person (i.e., an integral component of such
                                           ----
other Person, as distinguished from a separate entity) (except for inclusion of the Borrower and the General Partner in consolidated financial statements of Host Marriott), (n) not made any loans to any other Person, (o) not identified its partners or shareholders, as the case may be, or any of its Affiliates as a division or part of it (i.e., an integral component of such entity, as
                        ----
distinguished from a separate entity), (p) not entered into or become a party to any transaction with its partners or shareholders, as the case may be, or any of its Affiliates except in the ordinary course of its business and on terms which are fair and are no less favorable to it than would be obtained in a comparable arms' length transaction with an unrelated third party, (q) not filed a bankruptcy or insolvency petition or otherwise instituted insolvency proceedings with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest, (r) maintained adequate capital in light of its contemplated business operations, (s) not engaged in any business activity other than as stated in Section 2.03 of the Amended and Restated Agreement of Limited Partnership of the Borrower and Article THIRD of the Restated Certificate of Incorporation of the General Partner, as the case may be, (t) maintained an arms' length relationship with partners, affiliates and any other party furnishing services to it, (u) paid its own liabilities out of its own funds and other assets, and (v) held its assets in its own name. Separate financial statements for the General Partner have not previously been produced on a regular basis, but the financial records of the General Partner have been and will remain adequate to permit production of such separate financial statements (including a balance sheet and statements of income and cash flows) for past periods if it hereafter becomes necessary to produce such financial statements, and separate financial statements for the General Partner will hereafter be prepared on an annual basis and separate deposit accounts in the name of the General Partner shall be established and maintained, consistent with the covenants contained in Sections 5.1(ag) and 5.2(z) herein. Certain transaction and overhead costs incurred by Host Marriott, the Borrower and the General Partner heretofore have not been fully allocated among Host Marriott, the Borrower and the General Partner but such costs hereafter will be allocated in the manner described in clause (k) above.

     (ah) The Permitted Exceptions do not materially and adversely affect (1) the ability of the Borrower to pay in full the principal and interest on the
Note in a timely manner or (2) the use of any Property for the use currently being made thereof, the operation of any Property as currently being operated or the value of any Property;

     (ai) [Intentionally omitted]

     (aj) To the Best Knowledge of the Borrower, the Borrower has no material contingent liabilities;

     (ak) The Borrower has no material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Borrower is a party or by which the Borrower or any Property is bound, other than obligations incurred in the ordinary course of the operation of the Properties and under the Transaction Documents;

     (al) The Borrower has not borrowed or received debt financing that has not been heretofore or contemporaneously herewith repaid in full, other than Purchase Money Security Interests permitted by the provisions of this Loan Agreement;

     (am) To the Borrower's Best Knowledge, none of its principals, or the General Partner, or officer authorized to execute and deliver an Officer's Certificate, has ever been indicted and/or convicted of a felony under any federal, state or foreign laws;

     (an) There are no pending or, to the Best Knowledge of the Borrower, proposed, special or other assessments for public improvements or otherwise affecting any of the Properties, nor, to the Best Knowledge of the Borrower and, based on a certification to the Borrower by the Manager, to the Best Knowledge of the Manager, are there any contemplated improvements to any of the Properties or that may result in such special or other assessment;

     (ao) All of the rooms at each of the Inns are in service, except for rooms that are temporarily out of service for routine maintenance and repair;

     (ap) The Borrower has or anticipates that it will have sufficient funds available to it for implementing the reasonably anticipated Capital and FF&E Expenditures.

     Section 5.2    Affirmative Covenants.  So long as any of the Debt remains
                    ---------------------
outstanding as an obligation of the Borrower, the Borrower shall:

     (a) do all things necessary to keep in full force and effect its valid existence as a limited partnership and to qualify to do business in each jurisdiction in which such qualification is necessary to the conduct of its business or to protect the validity and enforceability of the Transaction Documents;

     (b) do all things necessary to enable it to comply with all applicable legal, fiscal and accounting rules and regulations;

     (c) keep proper books of account and records in which full, true and correct entries in accordance with GAAP shall be made of all transactions in relation to its business and activities; allow the Lender access to such books of account and records at all reasonable times during normal business hours upon reasonable notice; and permit the Lender to discuss the affairs, finances and accounts of the Borrower with any of the management employees of the General Partner or the Manager;

     (d)  furnish to the Lender:

          (i) not later than 120 days after the end of each Fiscal Year, audited financial statements (including balance sheet, income statement and statement of cash flows of the Borrower), prepared in accordance with GAAP consistently applied, audited by a "Big Six" accounting firm;

          (ii)   not later than 27 days after the end of each Accounting Period
                 (i) unaudited financial statements substantially in the form of Exhibit J(1) attached hereto, covering such Accounting Period
                 ------------
                 and the annual amount for the period to date showing in detail, for each Inn separately, sales, house profit, average room and average occupancy rates, each of the foregoing with a comparison to the prior year, and (ii) an unaudited profit and loss statement and escrow analysis on a consolidated basis in the form of Exhibit J(2) attached hereto;
                             ------------

          (iii) not later than 60 days after the end of each Accounting Quarter, quarterly and year-to-date unaudited financial statements (including, without limitation, the Borrower's balance sheets, income statements, statements of cash flows and such other quarterly financial information as is provided to the limited partners of the Borrower);

          (iv) such other reports and other documents as shall be replacements of the foregoing, which reports and other documents shall not contain less detail than that provided for in clauses (i), (ii) and (iii) above;

          (v)    together with the financial statements provided for in clauses
                 (ii) and (iii) above, an Officer's

                 Certificate of a senior executive of the General Partner stating that such financial statements fairly present the financial position and results of operations of the Borrower and stating whether or not the signer thereof knows of any Event of Default;

          (vi) on or before February 15 of each year commencing on February 15, 1997, an annual plan (the "Annual Plan") for such year for
                                                -----------
                 each Property which Annual Plan shall include a detailed operating budget (an "Operating Budget") and a detailed capital
                                       ----------------
                 expenditure budget (a "Capital Budget"), reflecting the
                                        --------------
                 Manager's best good faith estimate of the anticipated results of operations of the Properties, including revenues from all sources, house profit, average room rate and average occupancy and Capital and FF&E Expenditures. The Annual Plan shall also contain a Consolidated Operating Budget for the Borrower with provisions for deposit into the Capital Expenditure and FF&E Reserve Account of an aggregate amount equal to at least 7% of projected Gross Revenues for each year;

         (vii) copies of all rent letters, rent letter detail, Format 90s and other monthly reports prepared by the manager relating to the Properties promptly upon receipt thereof; and

        (viii) such other information and reports as shall be reasonably requested by the Lender or the Rating Agencies;

     (e)   (i)   if the Borrower has the right under the Management Agreement to approve any aspect of each Annual Operating Projection or the Repairs and Equipment Estimate (as such terms are defined in the Management Agreement) or any other budget, submit each of the foregoing to the Lender for its approval;

          (ii) submit to the Lender for its approval the Building Estimate (as such term is defined in the Management Agreement); and

         (iii) the Lender's review and approval of each of the foregoing shall not be unreasonably withheld or delayed;

     (f) take all reasonable actions necessary so that the Borrower is not required to register as an investment company under the Investment Company Act of 1940, as amended;

     (g) promptly inform the Lender in writing of the following:

            (i) the Borrower becoming aware of the commencement of any rule making or disciplinary proceeding or the promulgation of any proposed or final rule affecting the Borrower or any Property (other than a rule or proceeding which has general applicability to Persons including the Borrower and is not likely to have a Material Adverse Effect);

           (ii) the Borrower becoming aware of the commencement of any Action by or against the Borrower or with respect to any Property before any Governmental Authority or arbitration board, or the written threat of any such Action, in each case which would have an Individual Material Adverse Effect;

          (iii) the receipt of written notice from any Governmental Authority that (1) the Borrower is being placed under regulatory supervision, (2) any Permit material to the conduct of the Borrower's business is to be suspended or revoked or (3) the Borrower is to cease and desist any practice, procedure or policy employed by the Borrower in the conduct of its business;

           (iv) the receipt of written notice from the Manager that the Borrower has not complied with any of its obligations under the Management Agreement or altering in any material respect the rules, standards and requirements of the Manager thereunder; and

            (v) the Borrower becoming aware of any facts or circumstances which with the giving of notice or the lapse of time or both would give rise to a default under any Ground Lease and all written notices from any ground lessor with respect to a default, potential default or event of default under any Ground Lease;

     (h) generally pay its debts as they become due;

     (i) do or cause to be done all things necessary to establish, perfect, maintain and continue the perfection and first priority (subject to Permitted Exceptions) of the security interest of the Lender in the Pledged Property and pay the costs and expenses of all filings and recordings and all searches necessary to establish and determine the validity and the priority of such security interest;

     (j) subject to Section 2.2, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon the Borrower or upon the income, profits or property of the Borrower (including the Properties);

     (k) subject to Section 2.2, pay or cause to be paid all operating expenses and all other costs and expenses associated with the operation and maintenance of the Properties in accordance with the Annual Operating Projection, Repairs and Equipment Estimate, and Building Estimate in accordance with the provisions of the Management Agreement;

     (l) complete all items of deferred maintenance work, ADA compliance work and Capital and FF&E Expenditures as set forth in the Capital Budget for the year ended December 31, 1997, attached hereto as Exhibit I, from funds deposited in the Capital Expenditure and FF&E Reserve Account prior to March 31, 1998 and, to the extent necessary for such completion, from Excess Cash Flow;

     (m) pay over to the Servicer for application pursuant to the applicable Mortgage, Insurance Proceeds and Condemnation Proceeds;

     (n) complete as promptly as possible all Deferred Maintenance Work, ADA Compliance Work and Environmental Remediation Work (under the supervision of a licensed architect or engineer, if the item of Work requires the expenditure of at least $50,000 or if such supervision is required by Legal Requirements), and in a good and workmanlike manner, using materials comparable in quality to the original installation and all items of Capital and FF&E Expenditures as set forth in the Capital Budget for the year ending December 31, 1997 attached hereto as Exhibit I and the then effective Building Estimate, or Repairs and Equipment Estimate (as such terms are defined in the Management Agreement) under the supervision of a licensed architect or engineer or comparable professional, as appropriate, and in all events, complete all such work as required under the Management Agreement and this Agreement and any additional work that shall be necessary to maintain standards at least as high as those standards apply generally to inns in the "Fairfield Inn by Marriott" system. Any work to be completed in accordance with this provision shall be completed despite the insufficiency, if any, of funds in the Capital Expenditure and FF&E Reserve Account to complete such work;

     (o) promptly on request, furnish to the Lender copies of all material contracts, bills of sale, statements, receipted vouchers and agreements in its possession or control under which the Borrower claims title to any materials, fixtures or articles of personal property used in construction at or operation of the Properties;

     (p) cause the Manager to operate the Properties as hotels open for business under the Management Agreement;

     (q) promptly on request, from time to time, deliver to the Lender a statement setting forth all of the accounts maintained by the Borrower or the Manager with respect to the Inns and the Properties, the purposes of such accounts and the balances thereof;

     (r) maintain or cause to be maintained each of the Transaction Documents and Operational Agreements relating to each of the Properties to which it is a party in full force and effect, and observe and perform or cause to be observed or performed all of its obligations thereunder;

     (s)  [Intentionally omitted];

     (t) comply with and cause each Property to be in compliance with all Legal Requirements and all Insurance Requirements;

     (u) give the Lender prompt notice upon the discovery, to the Best Knowledge of the Borrower, of the occurrence of any Potential Event of Default or Event of Default;

     (v) give the Lender prompt notice of any event that would constitute a Change of Control;

     (w) ensure that the Manager pays all trade indebtedness within 60 days of the date incurred except for such trade indebtedness that is subject to a bona
                                                                          ----
fide dispute;
----

     (x) ensure that the General Partner shall have an Independent Director acceptable to the Lender at all times, or if the Independent Director has resigned, shall not take any action which may not be taken pursuant to the organizational documents of the General Partner without the consent of the Independent Director;

     (y) provide to the Lender not less than (10) days prior to the execution thereof, a true and complete copy of any proposed amendment to the Amended and Restated Partnership Agreement of the Borrower (other than amendments of a ministerial nature that will not have any adverse impact on the Lender, the value of the Pledged Property, the validity or priority of the Lender's security interest therein, or any of the Lender's rights or remedies under the Transaction Documents);

     (z) ensure that the representations and warranties contained in Section 5.1(a) and 5.1(ag) remain true and accurate at all times with respect to itself;

     (aa) operate each of the Properties in accordance with the then effective Annual Plan; provided, however, that the Borrower may make Emergency Expenditures not reflected in the then effective Annual Plan if it gives the Lender notice of any such Emergency Expenditures promptly after they are made; and

     (ab) comply with the terms and provisions of each of the Ground Leases.

     Section 5.3    Negative Covenants.  So long as any portion of the Debt
                    ------------------
shall remain outstanding as an obligation of the Borrower, except as expressly permitted in this Agreement, the Borrower shall not, without the prior consent of the Lender:

     (a) purchase any real properties other than the Properties, have any assets or liabilities other than assets or liabilities derived from or related to the Properties, or engage in any business or undertake any activity other than as permitted herein, including, without limitation, the operation, as a lessee or otherwise, of any property other than the Properties;

     (b)  have any subsidiaries;

     (c) amend, supplement or otherwise modify its Second Amended and Restated Partnership Agreement (the "Partnership Agreement") in any way that would cause a breach of the covenants in this Agreement;

     (d) Grant any of the Pledged Property other than as permitted in the Transaction Documents and pursuant to the Permitted Exceptions; provided,
                                                                --------
however, that the Borrower may sell or otherwise dispose of personalty or
-------
fixtures from time to time constituting portions of any Property so long as such personalty or fixtures are replaced by personalty or fixtures of equal or better quality to those sold or otherwise disposed of and except for immaterial amounts of personalty disposed of in the ordinary course of business and items that need not be replaced to continue the then existing level of quality of operation;

     (e) dissolve, liquidate, merge or consolidate with any Person (and the Borrower agrees that upon any dissolution, liquidation, merger or consolidation in breach of this clause (e), the Pledged Property shall continue to be held under and otherwise subject to the Lien of the Security Documents until the Debt is paid in full);

     (f) permit the validity or effectiveness of any of the Transaction Documents or, unless replaced with other necessary agreements that do not have an Individual Material Adverse Effect, any of the Operational Agreements to be impaired or permit the Lien of the Security Documents to be amended, hypothecated, subordinated, terminated or discharged or permit any Liens to be created on or extend to or otherwise arise upon or burden the Pledged Property or any part thereof or any interest therein or the proceeds thereof (other than any Permitted Exceptions);

     (g) take any action if such action is likely to interfere with the enforcement of any rights of the Lender under the agreements or instruments relating to any of the Pledged Property;

     (h) incur any Indebtedness other than (a) the Note, (b) Subordinate Debt, or (c) unsecured Indebtedness incurred (i) in connection with capitalized equipment leases as expressly permitted by Section 8.02(C) of the Management Agreement or (ii) to provide (a) working capital (such as for trade payables and including loans for such purpose that may be made by the Manager and/or the General Partner), in an aggregate amount, which when added to the outstanding balance of previous indebtedness incurred and outstanding for such purpose, shall not exceed the average amount of the Management Expenses for each Accounting Period during the preceding full 13 Accounting Periods and (b) funds (including loans for such purpose that may be made by the Manager and/or the General Partner) to the Servicer where required to pay the Monthly Debt Service Payment and other amounts permitted under the Cash Management Procedures;

provided, however, that in the case of indebtedness incurred pursuant to clause
--------  -------
(ii) the payee of such indebtedness shall agree not to assert any remedies with respect to the non-payment thereof so long as the Debt is outstanding or (d) Indebtedness covered by Purchase Money Security Interests, in an aggregate amount not to exceed $3,000,000, in the aggregate for all Properties and $100,000 for each Property, in each case outstanding at any time; provided,
                                                                  ---------
however, that if any Property is released from the Lien of the Security
-------
Documents pursuant to Section 2.3 or 2.6, such aggregate amount shall be reduced by an amount equal to the percentage reduction in the aggregate Release Prices effected by such release;

     (i) enter into any Equipment Lease other than solely with the supplier of the furnishings, fixtures or equipment subject to such lease or sell any such furnishings, fixtures, or equipment to any third party under a "Sale Leaseback" arrangement;

     (j) terminate, amend or modify any Operational Agreements if the same would have an Individual Material Adverse Effect;

     (k) (a) maintain, sponsor, contribute to or become obligated to contribute to, or suffer or permit any ERISA Affiliate of the Borrower to, maintain, sponsor, contribute to or become obligated to contribute to, any Plan or any Welfare Plan or (b) permit the assets of the Borrower to become "plan assets," whether by operation of law or under regulations promulgated under ERISA;

     (l) engage in any transactions with its Affiliates except, on terms at least as favorable to the Borrower as those obtainable from unrelated third parties acting in their own best interests and without duress and which, taken singly or in the aggregate, would not reasonably be expected to have an Individual Material Adverse Effect;

     (m) (A) cancel, release, terminate or surrender the Management Agreement or permit any cancellation, release, termination or surrender thereof or (B) amend, modify or alter the terms of the Management Agreement in any material respect;

provided, however, that the Borrower may cancel, release, terminate, surrender,
--------  -------
amend, modify or alter the Management Agreement in connection with the replacement of the Manager if, before the date on which the Manager ceases to be the Manager of any Inn, (i) the Borrower causes such Inn to come under management by a nationally recognized hotel operator acceptable to the Lender, in the exercise of its reasonable discretion, (ii) such Inn continues to be part of a comparable nationally recognized hotel system acceptable to the Lender, and
(iii) each of the Rating Agencies delivers to the Lender a Rating Comfort
Letter;

     (n) Modify, amend or waive any terms or provisions of any of the Ground Leases other than to cure any ambiguity or to effect any other ministerial change therein; provided, however, that such action shall not adversely affect the interests of the Lender;

     (o) permit the ground lessor under any of the Ground Leases to make payments on the Debt;

     (p) permit the General Partner to amend its Restated Certificate of Incorporation (other than amendments of a ministerial nature that will not have an adverse impact on the Lender, the value of any of the Properties or its obligations under this Agreement or the other Transaction Documents);

     (q) make any distributions of cash to its partners, except as expressly contemplated by the Cash Management Procedures, if in the reasonable judgment of the General Partner such funds will be necessary for expenses to be borne by the Borrower pursuant to Section 8.03 of the Management Agreement or for expenses contemplated by Section 8.02 of the Management Agreement for which funds are not available in the Capital Expenditure and FF&E Reserve Account;

     (r) take any action in furtherance of, or stating its consent to, approval of, or acquiescence in, any of the acts set forth above; or

     (s) engage (either as transferor or transferee) in any material transaction with any Affiliate other than for fair value and on terms similar to those obtainable in arms' length transactions with unaffiliated Persons or engage in any transaction with any Affiliate involving any intent to hinder, delay or defraud any entity.

     Section 5.3A   General Partner Covenant.  So long as any portion of the
                    ------------------------
Debt shall remain outstanding, the General Partner shall not (a) incur any Indebtedness except in its capacity as the general partner of the Borrower or
(b) withdraw as a general partner of the Borrower unless the remaining or substitute general partner satisfies the single purpose entity criteria of the Rating Agencies and the Rating Agencies have delivered a Rating Comfort Letter.

     Section 5.4  Further Assurances.  The Borrower shall execute and deliver or
                  ------------------
cause to be executed and delivered, all such additional instruments, and do, or cause to be done, all such additional acts as (i) may be necessary or proper, to carry out the purposes of this Agreement and to make subject to the Lien of the Security Documents any property intended so to be subject, including, without limitation, the delivery of such instruments and documents, including confirmatory and corrective Mortgages, financing statements and continuation statements under the Uniform Commercial Code of each applicable jurisdiction, and the delivery of such updated mortgagee's title insurance policies or endorsements (or commitments therefor) in favor of the Lender as may be reasonably required to confirm and/or secure continued coverage under the title policies issued to the Lender in respect of the Properties or the Mortgages, including payment of all fees and title insurance premiums required to maintain such continuity of title insurance coverage, (ii) may be necessary or proper to transfer to any assignee of the Lender the estate, powers, instruments and funds held in trust hereunder and to confirm the Security Documents (including, without limitation, any documents necessary to sever and modify the Transaction Documents in the event of an assignment of any of the Mortgages as provided in Paragraph 53 of each of the Mortgages), or (iii) the Lender may reasonably request in connection with the Loan; provided, however, that such instruments
                                     --------  -------
shall contain express unconditional exculpations of the Partners and the Borrower's officers, employees or agents and any of their successors or assigns exculpating such Persons from any liability arising under or by reason of their obligations, covenants, representations, warranties and agreements contained in such instruments, subject to the exceptions set forth in the definition of Non-Recourse. If, in connection with the Securitization, the Borrower is required to furnish newly issued title policies with respect to the Properties, the Lender shall bear the cost thereof.


     Section 5.5    Representations, Warranties and Covenants of NACC.  NACC
                    -------------------------------------------------
represents and warrants to, and agrees with the Borrower, that, as of the Closing Date: (i) it has the power and authority to perform its obligations under this Agreement and the other Transaction Documents, (ii) this Agreement and the other Transaction Documents have been duly authorized, executed and delivered by NACC, and constitute valid and legally binding instruments enforceable against NACC in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law), and (iii) it has such knowledge, sophistication and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Note, is able to bear the economic risk of an investment in the Note and is an "accredited investor" within the meaning of Section 2(15) of the

Securities Act and (iv) no part of the Loan shall be deemed "plan assets" within the meaning of ERISA.

     Section 5.6    Other.
                    -----

     (a) Neither the Borrower nor any Person acting on behalf of the Borrower has dealt with any broker or any other Person entitled to a fee or commission in connection with the Loan and the Borrower agrees to indemnify and hold NACC and its Affiliates harmless from and against any claims or commissions, finder's fee and other payments, no matter how described, and against any and all costs and expenses including, without limitation, attorneys' fees relating to any such claim.

     (b) The provisions of Section 14 of the SNDA are hereby incorporated by reference.


                                  ARTICLE VI

                                SECURITIZATION

     Section 6.1    Securitization.  The Borrower and the General Partner shall
                    --------------
use commercially reasonable best efforts to cooperate with NACC in its activities in connection with the sale of the Loan as a whole loan or any securitization of the Loan (the "Securitization"), including obtaining ratings
                                 --------------
by the Rating Agencies. The Securitization will involve the issuance of rated single- or multi-class securities secured by or evidencing ownership interests in the Transaction Documents (the "Securities"). Such cooperation shall
                                   ----------
include, without limitation, the obligation to:

     (a) maintain the ownership of the Properties in an entity that permits the Borrower to comply with its obligations under clauses (x) and (z) of Section 5.2;

     (b) to the extent permitted under its existing partnership agreement without the consent of its limited partners, structure and maintain the organizational, operational and financial affairs of the Borrower and the General Partner, (collectively, the "Entities") to enable its counsel to render
                                     --------
a reasoned opinion if requested by the Rating Agencies in form and substance customary or required for rating the Securities (the "Substantive Consolidation
                                                      -------------------------
Opinion") that upon a petition for bankruptcy by or against Host Marriott (or
-------
the General Partner) under the United States Bankruptcy Code, neither Host Marriott as a debtor in possession nor its bankruptcy trustees nor creditors nor any other party in interest would have sufficient basis to cause a court to order the substantive consolidation of the assets and liabilities of the General Partner or the Borrower in the case of a Host Marriott bankruptcy, or of the Borrower, in the case of a General Partner bankruptcy, with those of the debtor in bankruptcy, which counsel and which opinion shall be satisfactory to NACC and the Rating Agencies;

     (c) provide such financial and other information with respect to each Property, the Borrower, and, if such information is reasonably available to the Borrower, the Manager, as may be requested by the Rating Agencies or as may be reasonably requested by NACC, including, without limitation, audits or agreed-upon procedures of operating cash flow and Net Operating Income on an individual and aggregate Property basis, occupancy statistics, and average rents and quarterly and annual financial statements for each Property (reviewed and in the case of annual financial statements audited) by a firm of certified public accountants acceptable to NACC and the Rating Agencies to the extent customarily given in similar transactions;

     (d) prepare and deliver such agreements and instruments relating to the Note, the Securities, the Properties and the Entities, including (A) agreements to indemnify the Rating Agencies, NACC and any servicer or trustee, to the extent customarily given in commercial mortgage-backed securities transactions, and (B) amendments of any of the Transaction Documents that are necessary to effect the Securitization, in form and scope satisfactory to the Rating Agencies and reasonably satisfactory to NACC;

     (e) perform or permit to be performed such appraisals, surveys, site inspections, market studies, current environmental reviews and reports (Phase I's, including, without limitation, testing for asbestos, lead paint or radon gas and Phase II's and other environmental investigations recommended by environmental consultants), structural engineering reports (which shall include an analysis of requirements for deferred maintenance and ongoing capital expenditure and furniture, fixtures and equipment reserve requirements), reviews of property, casualty, business interruption, earthquake, flood, liability and title insurance and other due diligence items customarily requested by nationally recognized underwriters in connection with the origination and securitization of comparably sized commercial real estate loans or by the Rating Agencies in connection with rating the Loan or the Securities; provided,
                                                               --------
however, NACC shall use its best efforts to limit the circumstances under which
-------
the Borrower or the General Partner will be required to duplicate its efforts or third party costs in complying with its obligations under this clause (e);

     (f) provide business plans and budgets relating to the Properties as may be requested by the Rating Agencies;

     (g) cause counsel to render opinions (which may be reasoned opinions) with respect to the Properties, the Entities, and the Transaction Documents as to bankruptcy remoteness and other matters customary in securitization transactions, which may be requested by the Rating Agencies in form and substance customary or required for Rating the Securities which counsel and which opinion shall be satisfactory to the Rating Agencies and reasonably satisfactory to NACC; provided, however, that if the
                                              --------  -------
Rating Agencies request opinions subsequent to the Closing Date in connection with the Securitization that are materially different from the opinions delivered on the Closing Date, the Lender shall bear the fees and expenses incurred by counsel in rendering such opinions;

     (h) make such representations and warranties with respect to the Properties, the Entities, and the Transaction Documents as are customary in securitization transactions and as may be requested by the Rating Agencies and reasonably requested by NACC and consistent with the facts covered by such representations and warranties as they exist on the date thereof, including the representations and warranties made in the Transaction Documents;

     (i) cooperate with the Lender in providing to the Rating Agencies such information as is customarily provided in connection with annual reviews conducted in commercial mortgage backed securities transactions similar to the Securitization;

     (j) cooperate with NACC in the preparation, at NACC's cost, of a private placement memorandum, prospectus, prospectus supplement or other disclosure document to be used by NSI or any of its Affiliates to privately place or publicly distribute the Loan as a whole loan or the Securities in a manner and to the extent that the same satisfy the requirements of the Securities Act and applicable state securities laws; and

     (k) subject to the provisions of Section 5.6(B), permit NACC to provide to the Rating Agencies, potential investors in the Securities and others as may be required to effect the Securitization or the sale of the Loan as a whole loan, the information provided to NACC by the Borrower and the Manager and their respective Affiliates in connection with the transactions contemplated by this Agreement.

     Any and all due diligence materials (including without limitation appraisals, engineering reports and environmental reports) shall be addressed to and shall run to the benefit of NACC and its successors and assigns, the Rating Agencies and the Borrower, and shall, upon delivery, become the property of NACC, its successors and assigns and the Borrower.

                                  ARTICLE VII

                 PAYMENT OF FEES AND EXPENSES; INDEMNIFICATION

     Section 7.1    Fees and Expenses.
                    -----------------

     (a) The Borrower shall pay or reimburse NACC and after the Securitization, NACC and the Lender (in each case, without duplication), on demand, without set-off, withholding or deduction, for the payment of all of the reasonable fees, costs and expenses incurred by NACC in connection with the underwriting, negotiation, documentation and closing of the Loan, including, without limita tion, the finder's fee due to NACC as provided for in that certain Commitment Letter and Summary of Terms of Transaction, dated January 9, 1997, between the Borrower and NACC, and the fees, costs and expenses of the following:

             (i) title insurance, transfer taxes (if any), mortgage taxes and recording fees;

             (ii)  counsel and local counsel to the Borrower;

             (iii) counsel and local counsel to NACC, which shall be
                   reasonable;

             (iv) due diligence activities of NACC including, without limitation, auditors, lien searches, surveys, appraisals, environmental reports, engineering reports, insurance reviews and site inspections;

             (v) bank charges relating to the operation of the Ground Rent Reserve Account, Debt Service Reserve Account, Lockbox Account, Capital Expenditure and FF&E Reserve Account, Tax and Insurance Account, the Cash Collateral Account and Operating Account;

             (vi) initial and ongoing activity of any special servicer incurred as a result of an Event of Default; and

             (vii) the Rating Agencies (for the annual ratings reviews);

          (b) The Lender shall pay the initial and regular ongoing fees of the Servicer and the Trustee;

          (c) The Borrower has provided $400,000 to NACC for deposit in an interest bearing account(the "Expense Deposit") for the payment of the fees,
                              ---------------
costs and expenses payable pursuant to Section 7.1(a) of this Agreement. If any portion of the Expense Deposit remains after payment of such fees, costs and expenses, NACC shall pay such portion to the Borrower within 30 days after the closing of the Loan. The establishment of the Expense Deposit shall not limit the

Borrower's obligations to pay the fees, costs and expenses described in Section 7.1(a).


     Section 7.2    Indemnification.
                    ---------------

     (a) The Borrower, for itself and all those claiming under or through the Borrower, to the fullest extent permitted by law, hereby releases and shall defend, hold harmless and indemnify NACC and after the Securitization, NACC and the Lender, and its respective directors, officers, agents and employees, (together, the "Indemnified Parties") from and against any and all liabilities,
                -------------------
claims, charges, losses, expenses or damages of any kind or nature, including reasonable attorneys' fees and disbursements, which may arise in connection with
(i) the performance or non-performance by the Borrower of any of the Transaction Documents, or the operation of the Properties by the Borrower and (ii) any breach or failure by the Borrower to comply with any representation, warranty or covenant made by the Borrower herein or in any other document furnished by the Borrower in connection with the transactions contemplated by the Transaction Documents, except to the extent caused by the willful acts or omissions,the gross negligence or bad faith of any Indemnified Party. It is understood that if the Borrower performs its obligations set forth in the Transaction Documents strictly in accordance with the terms and provisions thereof, the provisions of clause (i) of the foregoing sentence in so far as they relate to the "performance ... by the Borrower of any of the Transaction Documents," shall not be applicable. The Borrower shall appear in and defend any Action that might in any way in the good faith judgment of the Lender affect the value of the Properties, the title to the Properties, the priority of the Mortgages or the rights and powers of the Lender. Any sums due under this Section 7.2 shall be payable by the Borrower within 10 days of demand therefor with evidence of the amount due and, if not paid within such 10-day period, shall bear interest from the date of demand to the date of payment at the Default Rate (as defined in the Note). The Borrower shall pay the cost of suit, cost of evidence of title and reasonable attorneys' fees and disbursements in any Action brought by the Lender to foreclose any Mortgage, including trial and any appeal with respect to any such Action;

     (b) The Borrower hereby indemnifies and holds NACC and its controlling persons and Affiliates, including, without limitation, Nomura Securities International, Inc., harmless against all costs, expenses and damages incurred by NACC and its controlling persons and Affiliates (including, without limitation, all liabilities under all applicable federal and state securities laws) as a direct result of any untrue statement of a material fact contained in the offering documents used in connection with the Securitization based on information provided by the Borrower or the Manager, which describes the Borrower or the Manager, the Properties (and the management thereof) or any aspect of the Loan or the parties directly involved therein, or as a result of any untrue statement of a material fact in any of the financial statements of the Borrower or the Manager incorporated into such offering documents or the failure to include in such financial statements or in such offering documents any material fact relating to the Borrower or the Manager, the Properties (and the management thereof) and any aspect of the Loan necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided,
                                                                 ---------
however, that the Borrower shall have had an opportunity to review, comment on
-------
and approve the relevant portions of such offering documents. The Borrower shall act reasonably and promptly in connection with its approval of the relevant portions of the offering documents. The Borrower shall not indemnify NACC for any cost, expense or damage incurred as a result of the inclusion of any erroneous or misleading information in such offering documents, or the omission of material information from the offering documents, provided that the Borrower or its counsel shall have previously indicated to NACC or its counsel the erroneous or misleading nature of such information or the omission of material information, as the case may be. At the time of the use of such offering documents, NACC shall execute and deliver to the Borrower an instrument (in form and substance reasonably satisfactory to the Borrower) indemnifying and holding each of the Borrower, the General Partner (and the officers and directors thereof), and its agents and employees harmless against all costs, expenses and damages (other than costs and expenses specifically agreed by the Borrower to be borne by it) incurred by them (including, without limitation, all liabilities under all applicable federal and state securities laws) caused by and directly relating to the offering described in such Offering Documents; provided, however, that such indemnification shall not apply if any such costs, expenses or damages arise out of or are based upon an untrue statement of a material fact or an omission to state a material fact in such offering documents or in the Borrower's financial statements for which the Borrower is providing indemnification as provided above;

     (c) The obligations of the Borrower under this Section 7.2 shall survive termination of this Agreement;

     (d) The provisions of the sixth and seventh paragraphs of that certain Commitment Letter, dated January 9, 1997 are incorporated herein by reference to the extent such provisions impose indemnification obligations on the Borrower and NACC that are more burdensome than those contained in this Section 7.2.

                                 ARTICLE VIII

                                   IMMUNITY

     Section 8.1  Partners, Employees and Agents of
                  the Borrower Immune from Liability
                  ----------------------------------

     Notwithstanding anything to the contrary herein, including, without limitation, Article Seven, the obligations under each Transaction Document shall be Non-Recourse.


                                  ARTICLE IX

                           MISCELLANEOUS PROVISIONS

     Section 9.1    Notices.  All notices, requests, demands, consents, reports
                    -------
or other communications, including, without limitation, a tender of a cure pursuant to Section 4.1B, to or upon the respective parties hereto shall be in writing and be deemed to have been duly given or made when received, addressed to the party to which such notice, request, demand, consent, report or other communication is being given at its address set forth below, or at such other address as any of the parties hereto may hereafter notify the others by notice given hereunder:

          If to NACC:

          Nomura Asset Capital Corporation
          2 World Financial Center, Building B
          New York, New York  10281
          Attention:  Daniel S. Abrams, Director
          Telecopier:  (212) 667-1022

          With a copy to:

          Rosenman & Colin LLP
          575 Madison Avenue
          New York, New York  10022
          Attention:  Robert I. Fisher, Esq.
          Telecopier:  (212) 940-8776

          and:

          Nomura Asset Capital Corporation
          2 World Financial Center, Building B
          New York, New York  10281
          Attention:  Sheryl McAfee
          Telecopier:  (212) 667-1206

          If to the Borrower:

          Fairfield Inn by Marriott Limited Partnership
          c/o Host Marriott Corporation
          10400 Fernwood Road
          Bethesda, Maryland  20817
          Attention:  Law Department 923/Deputy General Counsel, Asset
          Management
          Telecopier:  (301) 380-6332

          With a copy to:

          Fairfield Inn by Marriott Limited Partnership
          c/o Host Marriott Corporation
          10400 Fernwood Road
          Bethesda, Maryland  20817
          Attention:  Asset Management Department 908
          Telecopier:  (301) 380-8260

     Evidence of such receipt shall include personal delivery, electronic confirmation (hard copy to be sent by regular mail) and the failure to accept a communication sent by registered or certified U.S. mail, postage prepaid.


     Section 9.2    Benefit of Agreement.  This Agreement shall be binding upon,
                    --------------------
inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that the Borrower may not assign or transfer any of its rights or obligations hereunder without the consent of the Lender which may be withheld in the sole discretion of the Lender. Except as expressly provided otherwise in the Agreement, any such assignment or transfer shall not release the Borrower from any obligations or liabilities hereunder. The Lender's interests under the Transaction Documents shall be freely assignable and transferrable. No party other than the parties hereto and their permitted assigns shall be deemed to have any benefits or obligations under this Agreement.


     Section 9.3    Governing Law.  This Agreement and the rights and
                    -------------
obligations of the parties under the Transaction Documents (except for the Mortgages and the assignments of leases, rents and profits, dated the Closing Date, from the Borrower to the Lender which shall be governed by the jurisdiction in which the Property covered thereby is located) shall be governed by the internal laws of the State of New York.


     Section 9.4    Counterparts.  This Agreement may be executed in any number
                    ------------
of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

     Section 9.5    Index, Descriptive Headings.  The Index to this Agreement
                    ---------------------------
and the descriptive headings of the several Sections and Articles of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement. In the preparation of the Transaction Documents indistinguishable contributions were made by representatives of both NACC and the Borrower, and each of the Lender and the Borrower waives any and all rights, either at law or in equity, to have the provisions of any Transaction Document interpreted in favor of one over the other based on a claim that representatives of one or the other were the principal draftsmen thereof.


     Section 9.6    Amendment or Waiver; Integration.  No provision of this
                    --------------------------------
Agreement may be amended, changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the amendment, change, waiver, discharge or termination is sought. This Agreement and the other Transaction Documents set forth the entire agreement and understanding of the parties with respect to the subject matter hereof and thereof, and supersede any and all prior agreements and understandings of the parties hereto with respect to the subject matter hereof and thereof including, without limitation, that certain Commitment Letter, dated January 9, 1997 and is between the Borrower and NACC, which prior agreements and understandings are terminated in all respects.


     Section 9.7    Survival of Representations and Warranties; Reliance.  All
                    ----------------------------------------------------
representations and warranties contained in this Agreement and the indemnification provisions hereof shall survive the execution and delivery of this Agreement and the making of the Loan and shall be considered to have been relied upon by the Lender regardless of any investigation made by or on behalf of it.


     Section 9.8    Returned Payments.  If after receipt of any payment of all
                    -----------------
or any part of the Debt, the Lender is for any reason compelled to surrender such payment to any Person because such payment is determined to be void or voidable as a preference, an impermissible set-off, a diversion of trust funds or for any other reason, this Agreement shall continue in full force, and the Borrower shall be liable to, and shall indemnify and hold the Lender harmless for, the amount of such payment surrendered until the Lender shall have been finally and irrevocably paid in full. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Lender in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Lender's rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

     SECTION 9.9    JURISDICTION AND SERVICE; WAIVER OF JURY TRIAL.  EACH OF THE
                    ----------------------------------------------
GENERAL PARTNER AND THE BORROWER HEREBY (I) IRREVOCABLY CONSENTS AND SUBMITS ITSELF AND ACKNOWLEDGES AND RECOGNIZES THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR PURPOSES OF ANY ACTION ARISING OUT OF, UNDER, OR IN CONNECTION WITH, RELATING TO, OR BASED UPON ANY TRANSACTION DOCUMENT OR THE SUBJECT MATTER THEREOF, (II) AGREES THAT SUCH COURTS SHALL BE THE SOLE AND EXCLUSIVE COURTS AND FORUMS FOR THE PURPOSE OF ANY SUCH ACTION AND
(III) WAIVES AND AGREES NOT TO ASSERT, AS A DEFENSE OR OTHERWISE, IN ANY SUCH ACTION, ANY CLAIM THAT SUCH COURTS DO NOT HAVE JURISDICTION OVER IT OR THAT SUCH ACTION IS BROUGHT IN AN INCONVENIENT FORUM; PROVIDED, HOWEVER, THAT NOTHING CONTAINED HEREIN SHALL LIMIT, IN ANY MANNER, THE RIGHT OF THE LENDER TO INSTITUTE OR TAKE ANY ACTION IN ANY COURT IN ANY JURISDICTION FOR THE PURPOSE OF PROTECTING, PRESERVING OR REALIZING UPON ANY COLLATERAL, IF ANY, SECURING THE DEBT OR ENFORCING ANY JUDGMENT OBTAINED BY IT IN CONNECTION WITH ANY TRANSACTION DOCUMENT OR THE SUBJECT MATTER THEREOF. EACH OF THE GENERAL PARTNER, THE BORROWER AND THE LENDER HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION ARISING OUT OF, UNDER, OR IN CONNECTION WITH, RELATING TO, OR BASED UPON ANY TRANSACTION DOCUMENT OR THE SUBJECT MATTER THEREOF, AND AGREES THAT PROCESS IN ANY SUCH ACTION, IN ADDITION TO ANY OTHER METHOD PERMITTED BY LAW, MAY BE SERVED UPON IT BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO THE GENERAL PARTNER OR THE BORROWER OR THE LENDER AT THE ADDRESS SET FORTH IN
SECTION 9.1 OR AT SUCH OTHER ADDRESS AS THE GENERAL PARTNER OR THE BORROWER OR THE LENDER MAY DESIGNATE BY NOTICE, AND SUCH SERVICE SHALL BE DEEMED EFFECTIVE AS IF PERSONAL SERVICE HAD BEEN MADE UPON IT WITHIN NEW YORK COUNTY.


     Section 9.10   Enforceability.  Any provision of this Agreement which is
                    --------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the Borrower hereby waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect.


     Section 9.11   Conflicting Terms.  In the event of any direct conflict
                    -----------------
between any provision of this Agreement and any provision of any other Transaction Document, this Agreement shall govern; provided, however, that (a) notwithstanding the foregoing, the remedies contained in the Mortgages and any other Transaction Document shall govern in the event of any direct conflict with any remedy contained in this Agreement, and (b) the parties intend that the terms and provisions of each of the Transaction Documents be

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

given full effect, and, accordingly, the provisions of the other Transaction Documents, to the fullest extent possible, shall be construed to be additional and supplementary to, and not in conflict with or in derogation of, the provisions of this Agreement.


     Section 9.12   Relationship of Parties.  The relationship of the Borrower
                    -----------------------
to the Lender is strictly and solely that of borrower and lender and mortgagor and mortgagee and nothing contained in any Transaction Document is intended to create, or shall in any event or under any circumstance be construed as creating, a partnership, joint venture, tenancy-in-common, joint tenancy or other relationship of any nature whatsoever between the Borrower and the Lender other than as borrower and lender and mortgagor and mortgagee. The Borrower acknowledges that (a) NACC engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of the Borrower or its Affiliates, (b) it is represented by competent counsel and has consulted counsel before executing this Agreement and (c) it shall rely solely on its own judgement and advisors in entering into the transactions contemplated hereby without relying in any manner on any statements, representations or recommendations of NACC or any Affiliate of NACC except as set forth in Section 5.6.

                           (Signature page follows)

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

     IN WITNESS WHEREOF, each of the Borrower and NACC has caused this Agreement to be signed and delivered, all as of the day and year first above written.


                                      NOMURA ASSET CAPITAL CORPORATION



                                      By:----------------------------------
                                         Daniel S. Abrams
                                         Director


                                      FAIRFIELD INN BY MARRIOTT LIMITED
                                      PARTNERSHIP

                                      By:  Marriott FIBM One Corporation,
                                           General Partner


                                      By:----------------------------------
                                         Bruce D. Wardinski
                                         Vice President

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